Exhibit 10.1

THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT to the Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of January 25, 2018 (the “Amendment Date”), by and among OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 133 North Fairfax Street, Alexandria, Virginia 22314 (in its individual capacity, “Oxford”; and in its capacity as Collateral Agent, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof  or otherwise a party thereto from time to time including Oxford in its capacity as a Lender and SILICON VALLEY BANK, a California corporation with an office located at 3003 Tasman Drive, Santa Clara, CA 95054 (each a “Lender” and collectively, the “Lenders”), and SENSEONICS, INCORPORATED, a Delaware corporation, with an office located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 and SENSEONICS HOLDINGS, INC., a Delaware corporation (formerly ASN TECHNOLOGIES, INC., a Nevada corporation, the “Parent”), with offices located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876 (individually and collectively, jointly and severally, “Borrower”).

WHEREAS, Collateral Agent, Borrower and the Lenders have entered into that certain Amended and Restated Loan and Security Agreement, dated as of June 30, 2016 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Lenders have provided to Borrower certain loans in accordance with the terms and conditions thereof;

WHEREAS, the Parent intends to incur certain Indebtedness from the issuance of certain unsecured convertible senior subordinated notes (the “2018 Notes”) in an aggregate principal amount of up to $86,250,000 and not less than $25,000,000, on substantially the terms set forth in the preliminary prospectus supplement attached hereto as Exhibit C  (the “Note Financing”) and has requested that Collateral Agent and Lenders consent to the Note Financing, to the extent that such consent may be required pursuant to Section 7.4 of the Loan Agreement;

WHEREAS, Collateral Agent and Lenders have agreed to provide such consent, in accordance with the terms and subject to the conditions set forth herein, and in reliance upon the representations and warranties set forth herein;

WHEREAS, Borrower, Lenders and Collateral Agent desire to amend certain provisions of the Loan Agreement as provided herein and subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the promises, covenants and agreements contained herein and the consent provided herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, Lenders and Collateral Agent hereby agree as follows:

1.    Definitions.  Capitalized terms used herein but not otherwise defined shall have the respective meanings given to them in the Loan Agreement, as amended hereby.

2.    Subject to and upon the terms and conditions hereof, Collateral Agent and Lenders hereby consent (to the extent that such consent maybe required under Section 7.4 of the Loan Agreement) to the Note Financing and acknowledge that the Parent’s incurrence of such Indebtedness as evidenced by the 2018 Notes shall constitute “Permitted Indebtedness” under the Loan Agreement.

3.    Borrower hereby reaffirms the security interest granted by Borrower previously in Section 4.1 of the  Agreement with respect to the Collateral (as defined herein) and hereby grants Collateral Agent, for the ratable benefit of the Lenders, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Collateral Agent, for the ratable benefit of the Lenders, the Collateral (as defined herein and the Loan Agreement, as amended by this Amendment), wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof.

Furthermore, Borrower hereby authorizes Collateral Agent to file financing statements or take any other action required to perfect Collateral Agent’s security interests in the Intellectual Property of Borrower that was not part of the Collateral on the Effective Date but is being made part of the Collateral as of the date hereof, without notice to Borrower, with all appropriate jurisdictions to perfect or protect Collateral Agent’s interest or rights under the Loan Documents, including a notice that any disposition of the Collateral, except to the extent permitted by the terms of this Agreement, by Borrower, or any other Person, shall be deemed to violate the rights of Collateral Agent under the Code.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4.    Section 5.2(d) of the Loan Agreement is hereby amended and restated as follows:

(d)          Borrower and each of its Subsidiaries is the sole owner of the Intellectual Property each respectively purports to own, free and clear of all Liens other than Permitted Liens.  (i) Each of Borrower’s and its Subsidiaries’ Copyrights, Trademarks and issued Patents are valid and enforceable and no part of Borrower’s or its Subsidiaries’ material Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (ii) to the best of Borrower’s knowledge, no claim has been made that any part of the Intellectual Property or any practice by Borrower or its Subsidiaries violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Change.  Except as noted on the Perfection Certificates, neither Borrower nor any of its Subsidiaries is a party to, nor is bound by, any material license or other material agreement with respect to which Borrower or such Subsidiary is the licensee that (i) prohibits or otherwise restricts Borrower or its Subsidiaries from granting a security interest in Borrower’s or such Subsidiaries’ interest in such material license or material agreement or any other property, or (ii) for which a default under or termination of could interfere with Collateral Agent’s or any Lender’s right to sell any Collateral.  Borrower shall provide written notice to Collateral Agent and each Lender within twenty (20) days of Borrower or any of its Subsidiaries entering into or becoming bound by any license or agreement with respect to which Borrower or any Subsidiary is the licensee (other than over the counter software that is commercially available to the public).

5.    Section 6.2(a)(vii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(vii) prompt notice of (A) any material change in the composition of the Intellectual Property and (B) any event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

6.    Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.7   Protection of Intellectual Property Rights.   Borrower and each of its Subsidiaries shall: (a) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property that is material to Borrower’s business; (b) promptly advise Collateral Agent in writing of material infringement by a third party of its material Intellectual Property; and (c) not allow any Intellectual Property material to Borrower’s business to be abandoned, forfeited or dedicated to the public without Collateral Agent’s prior written consent.  If Borrower or any of its Subsidiaries (i) obtains any patent, registered trademark or servicemark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark or servicemark, then Borrower or such Subsidiary shall substantially contemporaneously provide written notice thereof to Collateral Agent and each Lender and shall execute such intellectual property security agreements and other documents and take such other actions as Collateral Agent shall reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in such property.  If Borrower or any of its Subsidiaries decides to register any copyrights or mask works in the United States Copyright Office, Borrower or such Subsidiary shall: (x) provide Collateral Agent and each Lender with at least five (5) days prior written notice of Borrower’s or such Subsidiary’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Collateral Agent may reasonably request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of Collateral Agent, for the ratable benefit of the Lenders, in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office.  Borrower or such Subsidiary shall promptly provide to Collateral Agent and each Lender evidence of the recording of the intellectual property security agreement necessary for Collateral Agent to perfect and maintain a first priority perfected security interest in such property.

7.    The following Section 7.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

7.7          Distributions; Investments.  (a)  Pay any dividends (other than dividends payable solely in capital stock) or make any distribution or payment in respect of or redeem, retire or purchase any capital stock, other than (i) repurchases pursuant to the terms of employee stock purchase plans, employee restricted stock agreements, stockholder rights plans, director or consultant stock option plans, or similar plans, provided such repurchases do not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate per fiscal year or (ii) dividends or any distribution or payment by any of Borrowers’ Subsidiaries to any Borrower for the purposes of working capital, payment of interest of outstanding debt or other indebtedness obligations or (b) directly or indirectly make any Investment other than Permitted Investments, or permit any of its Subsidiaries to do so.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

8.    The following Section 7.12 is hereby added to the Loan Agreement:

7.12        2018 Indenture.   Amend or waive any provisions of the 2018 Indenture or the 2018 Notes which would, directly or indirectly: (a) increase the aggregate principal amount of the 2018 Notes or the rate of interest payable on the 2018 Notes except in accordance with the terms of the 2018 Indenture (as it initially came into effect and without any amendments to the terms thereof or the terms of the 2018 Notes); (b) amend the subordination provisions applicable to the 2018 Notes with respect to the Obligations hereunder; (c) shorten the maturity date of the 2018 Notes; (d) increase the frequency of interest payments with respect to the 2018 Notes; (e) grant any security interest in any part of the Collateral or any other assets of Borrower to the holders of the 2018 Notes or to any administrative agent or collateral agent or another agent with substantially similar functions as an administrative agent under the 2018 Indenture; or (f) be in a manner that is otherwise adverse to the interests of the Lenders or Collateral Agent under this Agreement.

Borrower shall not make any payments in respect of the 2018 Notes in violation of the applicable subordination provisions (with respect to the Obligations hereunder) of the 2018 Indenture (which subordination provisions shall be no less favorable to the Lenders and Collateral Agent than the subordination provisions set forth in the Prospectus Supplement). Notwithstanding any provisions of the 2018 Notes or the Prospectus Supplement to the contrary, under no circumstances may Borrower repurchase or redeem any 2018 Note until Borrower’s Obligations have been fully paid in cash and Lenders’ arrangements to lend any funds to Borrower under this Agreement have been terminated.

The provisions of this Section 7.12 are not intended to, and do not, limit the generality of the provisions of Section 7.9.

9.    Section 13.1 of the Loan Agreement is hereby amended by adding the following definitions thereto in alphabetical order:

“2018 Indenture” is that certain Indenture to be dated on or about January 29, 2018 (the “Base Indenture”), as supplemented by a Supplemental Indenture thereto to be dated on or about January 29, 2018 (the “Supplemental Indenture”), between Senseonics Holdings, Inc. and U.S. Bank National Association, as trustee, as amended, supplemented, restated or otherwise modified as permitted under the Agreement.

“2018 Notes” are those certain unsecured convertible senior subordinated notes in an aggregate principal amount of up to $86,250,000 and not less than $25,000,000, issued under the 2018 Indenture, bearing an interest rate of not more than 7.5% per annum, and issued in accordance with the Prospectus Supplement.

“IP Agreement” is that certain Intellectual Property Security Agreement entered into by and between Borrower and Collateral Agent dated as of January 25, 2018, as such may be amended from time to time.

“Prospectus Supplement” is the preliminary prospectus supplement dated on or about January 25, 2018 attached to the Third Amendment as Exhibit C thereto, as supplemented by the related pricing term sheet dated on or about January 26, 2018 (provided, however, that such pricing term sheet may not amend any material term set forth in the prospectus supplement attached as Exhibit C to the Third Amendment other than filling in the terms purposefully left blank in such preliminary prospectus supplement, subject to the limitations applicable to such terms as set forth in the definition of “2018 Notes”), relating the offering and sale of the 2018 Notes.

“Third Amendment” is that certain third amendment to the Agreement, entered into by the Collateral Agent, Lenders and Borrower on January 25, 2018.

10.  Section 13.1 of the Loan Agreement is hereby further amended by amending and restating the following definitions therein as follows:

“Loan Documents” are, collectively, this Agreement, the Warrants, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, the IP Agreement, each Loan Payment/Advance Request Form and any Bank Services Agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement; all as amended, restated, or otherwise modified.

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Subordinated Debt” is indebtedness incurred by Borrower or any of its Subsidiaries subordinated to all Indebtedness of Borrower and/or its Subsidiaries to the Lenders (pursuant to (a) a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Collateral Agent and the Lenders entered into between Collateral Agent, Borrower and/or any of its Subsidiaries, and the other creditor or (b) subordination terms or provisions satisfactory to Collateral Agent and the Lenders), on terms acceptable to Collateral Agent and the Lenders; provided, for the avoidance of doubt, the indebtedness incurred by the Borrower pursuant to the 2018 Notes shall be deemed to be Subordinated Debt.

11.  Section 13.1 of the Loan Agreement is hereby further amended by amending and restating clause (b) of the definition of “Permitted Indebtedness” therein as follows:

(b)          Indebtedness existing on the Effective Date and disclosed on the Perfection Certificate(s) and the Indebtedness of one Borrower to another Borrower;

12.  Section 13.1 of the Loan Agreement is hereby further amended by amending and restating clause (g) of the definition of “Permitted Investments” therein as follows:

(g)          (i) Investments in Borrower’s Subsidiaries that are not co-borrower or secured guarantors, not to exceed $100,000 in any year, (ii) Investments in Borrower’s Subsidiaries that are co-borrowers or secured guarantors and not Foreign Subsidiaries and (iii) Investments by one Borrower in another Borrower;

13.  Exhibit A to the Loan Agreement is hereby amended and restated in its entirety as set forth on Exhibit A hereto.

14.  Limitation of Amendment.

a.    The amendments set forth above are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right, remedy or obligation which Lenders or Borrower may now have or may have in the future under or in connection with any Loan Document, as amended hereby.

b.    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.  For the avoidance of doubt, this Amendment shall be considered part of the Loan Documents.

15.  To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

a.    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

b.    Borrower has the power and due authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

c.    Set forth on Exhibit B hereto is a complete and current list of Borrower’s Intellectual Property.

d.    The organizational documents of Borrower delivered to Collateral Agent on the Effective Date, and updated pursuant to subsequent deliveries by the Borrower to the Collateral Agent, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

e.    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

f.    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (i) any law or regulation binding on or affecting Borrower, (ii) any contractual restriction with a Person binding on Borrower, (iii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (iv) the organizational documents of Borrower;

g.    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

h.    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

16.  On or before January 31, 2018, Borrower shall deliver to Collateral Agent and each Lender the final executed 2018 Indenture, the provisions of which shall conform to the “Description of Debt Securities” section of the prospectus of the Parent dated April 17, 2017, as supplemented and/or amended by the “Description of Notes” section in the Prospectus Supplement (it being agreed that the provisions of the Prospectus Supplement shall govern in the event of any conflict between the provisions of the Prospectus Supplement and the prospectus of the Parent dated April 17, 2017).

17.  Except as expressly set forth herein, the Loan Agreement shall continue in full force and effect without alteration or amendment.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.

18.  This Amendment shall be deemed effective as of the Amendment Date upon (a) the due execution and delivery to Collateral Agent of this Amendment by each party hereto, (b) the due execution and delivery to Collateral Agent of the IP Agreement by each party hereto, and (c) Borrower’s payment of all Lenders’ Expenses incurred through the date hereof, which may be debited (or ACH’d) from any of Borrower’s accounts.

19.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which, taken together, shall constitute one and the same instrument.

20.  This Amendment and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.

[Balance of Page Intentionally Left Blank]

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to the Amended and Restated Loan and Security Agreement to be executed as of the Amendment Date.

BORROWER:

SENSEONICS, INCORPORATED

By	/s/ R. Don Elsey
Name:	R. Don Elsey
Title:	CFO

BORROWER:

SENSEONICS HOLDINGS, INC.

By	/s/ R. Don Elsey
Name:	R. Don Elsey
Title:	CFO

COLLATERAL AGENT AND LENDER:

OXFORD FINANCE LLC

By	/s/ Colette H. Featherly
Name:	Colette H. Featherly
Title:	Senior Vice President

LENDER:

SILICON VALLEY BANK

By	/s/ Scott McCarty
Name:	Scott McCarty
Title:	Director

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit A

Description of Collateral

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health‑care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles (including Intellectual Property), commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts and other Collateral Accounts, all certificates of deposit, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

All Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include (a) more than 65% of the total combined voting power of all classes of stock entitled to vote the shares of capital stock (the “Shares”) of any Foreign Subsidiary, if Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a pledge of more than sixty five percent (65%) of the Shares of such Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code, (b) any license or contract or interest of Borrower as a lessee under an equipment lease, in each case if granting a Lien in such license or contract is prohibited by or would constitute a default under the agreement governing such license or contract (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to extent any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Division 9 of the Code); provided that upon the termination, lapsing or expiration of any such prohibition, such license of contract, as applicable, shall automatically be subject to the security interest granted in favor of Collateral Agent hereunder and become part of the “Collateral” or any (c) intent-to-use trademarks.

Pursuant to the terms of a certain negative pledge arrangement with Collateral Agent and the Lenders, Borrower has agreed not to encumber any of its Intellectual Property.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit B

Intellectual Property

[***]

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT WHICH INCLUDE THIS AND TWENTY-NINE ADDITIONAL PAGES OF OMISSIONS. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT. OMISSIONS ARE DESIGNATED BY [* * *]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Exhibit C

Preliminary Prospectus Supplement

See attached.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Subject to Completion, dated January 25, 2018

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to the notes has become effective under the Securities Act of 1933, as amended. This preliminary prospectus supplement is not an offer to sell the notes and it is not soliciting an offer to buy the notes in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated April 17, 2017)

$

% Convertible Senior Subordinated Notes due 2023

We are offering $        principal amount of our       % Convertible Senior Subordinated Notes due 2023.

The notes will bear interest at a rate of       % per year, payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. The notes will mature on February 1, 2023.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date. Holders who convert on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021, may also be entitled to receive, under certain circumstances, an interest make-whole payment payable in shares of our common stock. Upon conversion, we will deliver for each $1,000 principal amount of converted notes a number of shares of our common stock equal to the conversion rate, and an interest make-whole payment in shares of our common stock, if applicable, as described in this prospectus supplement.

The conversion rate will initially be     shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $     per share of common stock). The conversion rate will be subject to adjustment in some events, but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event.

We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

If we undergo a fundamental change, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our general, unsecured, senior subordinated obligations and will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our future unsecured, senior subordinated indebtedness; subordinated in right of payment to all of our existing and future senior debt (as defined herein) (whether or not secured); effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the asset securing such indebtedness; and structurally junior to the liabilities, including trade payables, of our subsidiaries.

The indenture governing the notes will limit our ability and the ability of our subsidiaries to incur additional indebtedness (including senior debt (as defined herein) in an aggregate principal amount in excess of $35,000,000), other than permitted debt (as defined herein).

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on the NYSE American under the symbol ‘‘SENS.’’ The last reported sale price of our common stock on the NYSE American on January 24, 2018 was $2.87 per share.

Investing in the notes involves a high degree of risk. See ‘‘Risk Factors’’ beginning on page S‑12 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to us	$	$

(1)	Plus accrued interest, if any, from January , 2018.

We have granted the underwriter the right to purchase, exercisable within a 30‑day period, up to an additional $         principal amount of notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about January     , 2018.

Sole Manager

BTIG

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

About this Prospectus Supplement	S‑1
Prospectus Supplement Summary	S‑2
Risk Factors	S‑8
Special Note Regarding Forward-Looking Statements	S‑16
Ratio of Earnings to Fixed Charges	S‑17
Use of Proceeds	S‑18
Capitalization	S‑19
Price Range of Common Stock	S‑20
Dividend Policy	S‑20
Description of Existing Credit Facility	S‑21
Description of Notes	S‑22
Certain Material U.S. Federal Income Tax Considerations	S‑52
Underwriting	S‑59
Legal Matters	S‑62
Experts	S‑62
Where You Can Find More Information	S‑62
Incorporation of Certain Information by Reference	S‑62

PROSPECTUS

About this Prospectus	i
Summary	1
Risk Factors	6
Special Note Regarding Forward-Looking Statements	6
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	7
Use of Proceeds	7
Description of Capital Stock	8
Description of Debt Securities	13
Description of Warrants	20
Legal Ownership of Securities	22
Plan of Distribution	25
Legal Matters	27
Experts	27
Where You Can Find More Information	27
Incorporation of Certain Information by Reference	27
Disclosure of Commission Position on Indemnification for Securities Act Liability	28

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is part of a ‘‘shelf’’ registration statement on Form S‑3 that we filed with the Securities and Exchange Commission, or the SEC, and is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or in the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled ‘‘Where You Can Find More Information’’ and ‘‘Incorporation of Certain Information by Reference’’ in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context indicates otherwise, as used in this prospectus supplement and the accompanying prospectus, the terms ‘‘Senseonics,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Senseonics Holdings, Inc. and, where appropriate, our subsidiary. We use Senseonics, the Senseonics logo and Eversense as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus supplement and the accompanying prospectus are the property of their respective owners.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the information under the caption ‘‘Risk Factors’’ herein and therein and under similar headings in the documents that are incorporated by reference herein or therein. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our consolidated financial statements and the related notes, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus is a part.

Company Overview

We are a medical technology company focused on the design, development and commercialization of glucose monitoring products to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our continuous glucose monitoring, or CGM, systems, Eversense and Eversense XL, are reliable, long-term, implantable CGM systems that we have designed to continually and accurately measure glucose levels in people with diabetes for a period of up to 90 and 180 days, respectively, as compared to six to ten days for currently available CGM systems. We believe Eversense and Eversense XL will provide people with diabetes with a more convenient method to monitor their glucose levels in comparison with the traditional method of self-monitoring of blood glucose, or SMBG, as well as currently available CGM systems. Our Eversense and Eversense XL systems are currently approved for sale in Europe and we submitted our Eversense system pre-market approval, or PMA, application to the U.S. Food and Drug Administration, or FDA, in October 2016. We intend to initiate commercial launch in the United States promptly following the receipt of PMA approval.

Diabetes is a chronic, life-threatening disease for which there is no known cure. The disease is caused by the body’s inability to produce or effectively utilize the hormone insulin, which prevents the body from adequately regulating blood glucose levels. If diabetes is not managed properly, it can lead to serious health conditions and complications, including heart disease, limb amputations, loss of kidney function, blindness, seizures, coma and even death. According to the 2017 International Diabetes Federation Atlas, an estimated 425 million people worldwide have diabetes as of the date of the report. The number of people with diabetes worldwide is estimated to grow to 629 million by 2045, driven primarily by growth in Type 2 diabetes and due to various reasons, including changes in dietary trends, an aging population and increased prevalence of the disease in younger people. Diabetes is typically classified into two primary types. Type 1 diabetes is an autoimmune disorder that usually develops during childhood and is characterized by the inability of the body to produce insulin, resulting from destruction of the insulin producing beta cells of the pancreas. Type 2 diabetes is a metabolic disorder that results when the body is unable to produce sufficient amounts of insulin or becomes insulin resistant. People with Type 1 diabetes must administer insulin, either by injection or insulin pump, to survive. People with Type 2 diabetes may require diet and nutrition management, exercise, oral medications or the administration of insulin to regulate blood glucose levels. In the next few years, we expect the growth in sales of CGM systems to be driven primarily by increased penetration of CGM in the Type 1 diabetic population.

In an attempt to maintain blood glucose levels within the normal range, many people with diabetes seek to actively monitor their blood glucose levels. The traditional SMBG method of glucose monitoring requires lancing the fingertips, commonly referred to as fingersticks, multiple times per day and night to obtain a blood drop to be applied to a test strip inside a blood glucose meter. This method of monitoring glucose levels is inconvenient and can be painful and, because each measurement represents a single blood glucose value at a single point in time, it provides limited information regarding trends in blood glucose levels. In contrast, CGM systems are generally less painful and involve the insertion of sensors into the body to measure glucose levels in the interstitial fluid throughout the day and night, providing real-time data that shows trends in glucose measurements. Since CGM measurements from interstitial tissue are inherently less accurate than test-strip measurements made directly from the blood, the FDA and other device regulators historically have required that CGMs be labeled and marketed as ‘‘adjunctive’’ to test-strip measurements, with instructions that patients confirm CGM measurements with test-strip measurements using blood obtained from fingersticks prior to self-medicating. Recent improvements in the accuracy of CGM systems have led to the FDA issuing the first ‘‘non-adjunctive’’ label in 2016. We expect that the approval of the Eversense PMA will have an ‘‘adjunctive’’ label initially. Our plans will be to pursue a ‘‘non-adjunctive’’ label as soon as possible. Currently available CGM systems are often inconvenient, requiring frequent sensor replacement and an extra device, called a receiver, to monitor glucose readings, and have limited safety features.

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We believe we have an $18.0 billion market potential in the United States for our products and systems. According to the National Diabetes Statistics Report, as of the end of 2015, there are approximately 23 million patients diagnosed with diabetes in the United States. We estimate that 6.9 million of these diabetes patients take insulin.

European Development and Commercialization of Eversense

In May 2016, we received our CE mark for Eversense, which allows us to market and sell Eversense in Europe. In connection with our CE Mark, we have agreed to conduct post-market surveillance activities. In June 2016, we commenced commercialization of Eversense in Sweden through our exclusive distribution agreement with Rubin Medical, or Rubin, which also has the right to distribute Eversense in Norway and Denmark. Rubin markets and sells medical products for diabetes treatment in the Scandinavian region, including as the exclusive Scandinavian distributor for the insulin pump manufacturer Animas Corporation.

In May 2016, we entered into a distribution agreement with Roche Diagnostics International AG and Roche Diabetes Care GmbH, together referred to as Roche, pursuant to which we granted Roche the exclusive right to market, sell and distribute Eversense in Germany, Italy and the Netherlands. In November 2016, we entered into an amendment to the distribution agreement granting Roche the exclusive right to market, sell and distribute Eversense in Europe, the Middle East and Africa, excluding Sweden, Norway, Denmark, Finland and Israel. Roche is a pioneer in the development of blood glucose monitoring systems and a global leader for diabetes management systems and services. We began distributing Eversense through Roche in Germany in September 2016 and in Italy and the Netherlands in the fourth quarter of 2016. To date, we have begun distributing Eversense in an aggregate of 13 European countries through Rubin and Roche.

In September 2017, we received the CE Mark for Eversense XL, which is indicated for a sensor life of up to 180 days. Eversense XL began commercialization in Europe in the fourth quarter of 2017. We are also developing Eversense Now, an application designed to remotely monitor the Eversense users’ CGM data in real time. We expect to receive approval to market Eversense Now in Europe in the first half of 2018. All such commercialization and marketing activities remain subject to applicable government approvals.

United States Development of Eversense

In 2016, we completed our Precise II pivotal clinical trial in the United States. This trial, which was fully enrolled with 90 subjects, was conducted at eight sites in the United States. In the trial, we measured the accuracy of Eversense measurements through 90 days after insertion. We also assessed safety through 90 days after insertion or through sensor removal. In the trial, we observed a mean absolute relative difference, or MARD, of 8.8% utilizing two calibration points for Eversense across the 40‑400 mg/dL range when compared to YSI blood reference values during the 90‑day continuous wear period. We also observed a MARD of 9.5% utilizing one calibration point for Eversense across the 40‑400 mg/dL range when compared to YSI blood reference values during the 90‑day continuous wear period. Based on the data from this trial, in October 2016 we submitted a pre-market approval, or PMA, application to the FDA to market Eversense in the United States for 90‑day use. In connection with its review of the PMA, we anticipate that the FDA will require the review of Eversense by an advisory panel, and we currently expect that the panel will convene in early 2018. We anticipate that an approval decision from the FDA would occur within two to four months following the panel. However, the ultimate timing of PMA approval is uncertain and will depend on many factors, including the logistics of convening the panel, the degree and nature of questions raised by the FDA in its review process, and our ability to submit additional data or other information that adequately addresses questions raised by the FDA. Accordingly, we cannot guarantee the timing of receipt of PMA approval, if at all. For commercialization in the United States, we intend to distribute our product through our own direct sales and marketing organization. We have received Category III CPT codes for the insertion and removal of the Eversense sensor. Following PMA approval, we intend to pursue a Category I CPT code.

Recent Developments

On January 25, 2018, our senior secured credit facility was amended to permit this offering and the issuance of the notes.

As of December 31, 2017, we had approximately $36.4 million of cash, cash equivalents and marketable securities. For the year ended December 31, 2017, we anticipate reporting revenue of approximately $6.4 million. These amounts are unaudited and preliminary estimates that (i) represents the most current information available to management as of the date of this prospectus supplement, (ii) are subject to completion of financial closing and auditing procedures that could result in significant changes to the estimated amounts, and (iii) do not present all information necessary for an understanding of our financial condition as of, and our results of operations for the year ended, December 31, 2017. Accordingly, you should not place undue reliance on these preliminary estimates.

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Corporate Information

We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, pursuant to the Merger Agreement and the transactions contemplated thereby, or the Acquisition, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.

In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.

Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876‑7005. Our telephone number is (301) 515‑7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an ‘‘emerging growth company’’ as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from some of the reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ disclosure;

•	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	not being required to hold a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We will remain an emerging growth company until the earlier of: (a) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (b) December 31, 2019; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous six years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We may choose to take advantage of some, but not all, of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ disclosure in our public filings, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

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The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The ‘‘Description of Debt Securities’’ section of the accompanying prospectus, as supplemented by the ‘‘Description of Notes’’ section of this prospectus supplement, contains a more detailed description of the terms and conditions of the notes. As used in this section, ‘‘we,’’ ‘‘our,’’ and ‘‘us’’ refer to Senseonics Holdings, Inc. and not to its subsidiary.

Issuer	Senseonics Holdings, Inc., a Delaware corporation.
Securities	$ principal amount of % Convertible Senior Notes due 2023 (plus up to an additional $ principal amount to cover over-allotments).

Use of proceeds

We estimate that the net proceeds from this offering will be approximately $      million (or $     million if the underwriter exercises its over-allotment option in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering to begin commercialization of Eversense in the United States, if approved, to fund continued research and development of future configurations of Eversense, and for working capital and general corporate purposes.

Maturity	February 1, 2023, unless earlier repurchased or converted.

Interest

      % per year. Interest will accrue from January    , 2018 and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under ‘‘Description of Notes—Events of Default.’’

Conversion rights

Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

The conversion rate for the notes is initially         shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $      per share of common stock), subject to adjustment for certain events, including, but not limited to, the declaration of any dividends, as described under ‘‘Description of Notes—Conversion Rights—Conversion Rate Adjustments.’’

Upon conversion, we will deliver for each $1,000 principal amount of notes converted a number of shares of our common stock equal to the conversion rate (together with a cash payment in lieu of delivering any fractional share), plus, an interest make-whole payment in shares of our common stock, if applicable, on the second business day immediately following the relevant conversion date.

In addition, following certain corporate events that occur prior to the maturity date, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event, as described under ‘‘Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change.’’

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the delivery to you of the shares of our common stock, together with a cash payment for any fractional share, upon conversion of a note.

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Interest make-whole payment

Holders who convert their notes on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021 (other than a conversion in connection with a make-whole fundamental change) will in certain circumstances receive an interest make-whole payment equal to the sum of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date through February 1, 2021 (the ‘‘interest make-whole payment’’).

We will pay any interest make-whole payment by delivering shares of our common stock. The number of shares a converting holder will receive will be the number of shares equal to the amount of the interest make-whole payment to be paid to such holder, divided by the product of (x) 95% and (y) the simple average of the daily VWAP (as defined under ‘‘Description of Notes—Interest Make-Whole Payment upon Certain Conversions’’) of the shares for the ten consecutive trading days ending on and including the trading day immediately preceding the conversion date.

Notwithstanding the foregoing, the number of shares we may deliver in connection with a conversion of the notes, including those delivered in connection with an interest make-whole payment, will not exceed        shares of common stock per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under ‘‘Description of Notes—Conversion Rights—Conversion Rate Adjustments.’’ In addition, if in connection with any conversion of notes, the conversion rate is adjusted as described under ‘‘Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,’’ then such holder will not receive the interest make-whole payment with respect to such notes.

See ‘‘Description of Notes—Conversion Rights—Interest Make-Whole Payment upon Certain Conversions.’’

No Redemption	We may not redeem the notes prior to the maturity date and no ‘‘sinking fund’’ is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Fundamental change	If we undergo a ‘‘fundamental change’’ (as defined under

Limitation on incurrence of additional indebtedness

The indenture governing the notes will limit our ability and ‘‘Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See ‘‘Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.’’ the ability of our subsidiaries to incur additional indebtedness (including senior debt (as defined under ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness’’) in an aggregate principal amount in excess of $35.0 million), other than permitted debt (as defined under ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness’’). See ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness.’’

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Ranking

The notes will be our general, unsecured, senior subordinated obligations and will rank:

•    senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes;

•    equal in right of payment with all of our future unsecured, senior subordinated indebtedness;

•    subordinated in right of payment to all of our existing and future senior debt (as defined in this prospectus supplement under ‘‘Description of Notes—Ranking—Subordination’’) (whether or not secured), including indebtedness under the Amended and Restated Loan and Security Agreement, dated as of June 30, 2016, by and among us, Senseonics, Incorporated, Oxford Finance LLC and Silicon Valley Bank (our ‘‘senior secured credit facility’’);

•    effectively subordinated to all of our existing and future secured indebtedness, including secured indebtedness under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and

•    structurally junior to the liabilities, including trade payables, of our subsidiaries.

As of September 30, 2017, the principal amount of our total consolidated indebtedness was $25.0 million, all of which was senior secured indebtedness of us and our subsidiary under our senior secured credit facility. As of September 30, 2017, our subsidiary had $37.9 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of our subsidiary in accordance with U.S. generally accepted accounting principles, or GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option), the principal amount of our total consolidated indebtedness would have been $      million (or $     million if the underwriter exercises its over-allotment option in full).

Book-entry form

The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company, or DTC, and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a public market for the notes

The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. The underwriter has advised us that it currently intends to make a market in the notes. However, it is not obligated to do so, and it may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.

U.S. federal income tax consequences.

For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see ‘‘Certain U.S. federal income tax considerations.’’

NYSE American symbol for our common stock	‘‘SENS.’’

Trustee, paying agent and conversion agent	U.S. Bank National Association

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RISK FACTORS

An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report on Form 10‑K for the year ended December 31, 2016 and our Quarterly Report on Form 10‑Q for the quarter ended September 30, 2017 under the headings ‘‘Risk Factors’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and other filings we may make from time to time with the SEC.

Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment with all of our future, unsecured, senior subordinated indebtedness; subordinated in right of payment to all of our existing and future senior debt (whether or not secured), including indebtedness under our senior secured credit facility; effectively subordinated to all of our existing and future secured indebtedness, including secured indebtedness under our senior secured credit facility, to the extent of the value of the assets securing such indebtedness; and structurally junior to the liabilities, including trade payables, of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets will be available to pay obligations on the notes only after all senior debt (whether or not secured) has been repaid in full and all secured indebtedness has been repaid in full from the assets securing such indebtedness. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. Except for the limitation described under ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness’’ with respect to the incurrence of additional indebtedness, the indenture governing the notes will not prohibit us or our subsidiaries from incurring additional debt, nor will it prohibit any of our subsidiaries from incurring additional liabilities.

As of September 30, 2017, the principal amount of our total consolidated indebtedness was $25.0 million, all of which was senior secured indebtedness of us and our subsidiary under our senior secured credit facility. As of September 30, 2017, our subsidiary had $37.9 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of our subsidiary in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-allotment option), the principal amount of our total consolidated indebtedness would have been $million (or $million if the underwriter exercises its over-allotment option in full).

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our operating subsidiary, Senseonics, Incorporated.

The notes are our obligations exclusively and are not guaranteed by any of our existing or future operating subsidiaries. A substantial portion of our consolidated assets is held by our operating subsidiary, Senseonics, Incorporated. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiary and upon the ability of our subsidiary to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiary is a separate and distinct legal entity and has no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from our subsidiary may be subject to contractual and other restrictions and are subject to other business considerations.

Servicing our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a ‘‘Limit Up-Limit Down’’ program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the accompanying prospectus or the documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

The indenture governing the notes will contain restrictions that will limit our and our subsidiaries’ ability to incur additional indebtedness.

The indenture governing the notes will contain a covenant that restricts our and our subsidiaries’ ability to incur additional indebtedness, other than certain exceptions. This covenant limits our operational flexibility and could prevent us from taking advantage of business opportunities as they arise, growing our business or competing effectively. See ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness.’’

Despite our current debt levels, subject to certain conditions and limitations, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels, subject to certain conditions and limitations in the indenture governing the notes and our senior secured credit facility, we and our subsidiaries may be able to incur substantial additional debt in the future, some of which may be secured debt. Except for the limitation described under ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness’’ with respect the incurrence of additional indebtedness, we and our subsidiaries will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due. While our senior secured credit facility restricts our ability and the ability of our subsidiaries to issue or incur additional indebtedness, including secured indebtedness, if our senior secured credit facility matures or is repaid, we may not be subject to such restrictions under the terms of any subsequent indebtedness.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our existing or future debt may contain limitations on our ability to repurchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under ‘‘Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.’’ However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor. In addition, our ability to repurchase the notes may be limited by law, by regulatory authority or by agreements governing our indebtedness that exist at the time of the repurchase. Our senior secured credit facility currently limits our ability to repurchase the notes. Our failure to repurchase notes at a time when the repurchase is required by the indenture would constitute a default under the indenture. The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of existing or future senior debt. As a result, any repurchase of the notes would, absent a waiver, be prohibited under the subordination provisions of the indenture until the senior debt is paid in full. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

Our senior secured credit facility prohibits us from making any cash payments to repurchase the notes.

Our existing senior secured credit facility prohibits us from making any cash payments to repurchase the notes upon a fundamental change. See ‘‘Description of Existing Credit Facility.’’ Any new credit facility that we may enter into may have similar restrictions. Our failure to repurchase the notes as required under the terms of the notes would constitute a default under the indenture and permit holders of the notes to accelerate our obligations under the notes. A default under the indenture or the fundamental change itself could also lead to a default under our senior secured credit facility or agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes.

For conversions on or prior to January 15, 2021, we will be required to pay any interest make-whole payment by delivering shares of our common stock, which could result in significant dilution to our stockholders.

Holders who convert their notes on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021 (other than for a conversion in connection with a make-whole fundamental change), will receive in certain circumstances an interest make-whole payment equal to the sum of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date through February 1, 2021.

Except for conversions occurring following the record date prior to the February 1, 2021 interest payment date, we will pay any interest make-whole payment by delivering shares of our common stock. The number of shares a converting holder will receive will be the number of shares equal to the amount of the interest make-whole payment to be paid to such holder, divided by the product of(x) 95% and (y) the simple average of the daily VWAP (as defined below) of the shares for the ten consecutive trading days ending on and including the trading day immediately preceding the conversion date, which could result in significant dilution to our stockholders. See ‘‘Description of Notes— Conversion Rights—Interest Make-Whole Payment upon Certain Conversions.’’

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date with respect to any notes they surrender for conversion, but they will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date with respect to any notes surrendered for conversion, then the holder surrendering such notes will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The notes are only protected by a limited set of restrictive covenants.

Except for the limitation described under ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness’’ with respect to the incurrence of additional indebtedness, the indenture governing the notes will not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture will not contain any covenants or other provisions to afford protection to holders of the notes in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders except to the extent described under ‘‘Description of Notes—Limitation on Incurrence of Additional Indebtedness,’’ ‘‘Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,’’ ‘‘Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change’’ and ‘‘Description of Notes—Consolidation, Merger and Sale of Assets.’’

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or redemption, as applicable. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under ‘‘Description of Notes—Conversion Rights—Increase in Conversion Rate Upon Conversion upon a Make-Whole Fundamental Change.’’ The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $per share or less than $per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceedshares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under ‘‘Description of Notes— Conversion Rights—Conversion Rate Adjustments.’’ In addition, you will not be entitled to an early conversion payment for any conversion on or after the effective time of a make-whole fundamental change.

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Our GAAP operating results could fluctuate substantially due to the accounting for the interest make-whole payment features of the notes.

Holders who convert their notes prior to February 1, 2021 will, in certain circumstances, receive an interest make-whole payment. The interest make-whole payment feature of the notes is expected to be accounted for under Accounting Standards Codification 815, Derivatives and Hedging (‘‘ASC 815’’) as an embedded derivative.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ASC 815 requires companies to bifurcate certain embedded derivatives from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The fair value of the derivative is remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative being charged to earnings (loss). We have tentatively determined that we must bifurcate and account for the interest make-whole payment feature of the notes as an embedded derivative in accordance with ASC 815. We tentatively will record this embedded derivative liability as a non-current liability on our consolidated balance sheet with a corresponding debt discount at the date of issuance that is netted against the principal amount of the notes. The derivative liability is expected to be remeasured to fair value at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value of the derivative liability being recorded in other income and loss. We expect we will estimate the fair value of these liabilities using a Monte Carlo simulation model.

We cannot predict the effect that the accounting for the notes will have on our future GAAP financial results, the trading of our common stock and the trading price of the notes, which could be material.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under ‘‘Description of Notes— Conversion Rights—Conversion Rate Adjustments.’’ However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

We cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by the underwriter that it intends to make a market in the notes after the offering is completed. However, the underwriter is not obligated to do so, and it may cease its market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a cash dividend paid to our common stockholders, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See ‘‘Certain Material U.S. Federal Income Tax Considerations.’’ If you are a non-U.S. holder (as defined in ‘‘Certain Material U.S. Federal Income Tax Considerations’’), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, and if you are a U.S. holder (as defined in ‘‘Certain Material U.S. Federal Income Tax Considerations’’), any deemed dividend may be subject to federal backup withholding tax at a 24% rate, which, in each case, may be withheld from subsequent payments on the notes or other amounts received by you. See ‘‘Certain Material U.S. Federal Income Tax Considerations.’’

We intend to take the position that the notes are not contingent payment debt instruments, which position is not free from doubt.

We may be required to make additional payments on notes that are converted in certain circumstances, including upon settlement of the interest make-whole payment described in ‘‘Description of Notes—Interest Make-Whole Payment upon Certain conversions.’’ Due to a lack of relevant authority regarding certain of these payments, the applicability to the notes of Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the interest make-whole payment on the tax treatment of the notes is unclear. Although the matter is not free from doubt, we intend to take the position for U.S. federal income tax purposes that the notes are not contingent payment debt instruments. Our position that the notes should not be treated as contingent payment debt instruments is binding on the holders of the notes unless a contrary position is disclosed to the Internal Revenue Service (but is not binding on the Internal Revenue Service). If the Internal Revenue Service were to successfully challenge our position, and the notes were treated as contingent payment debt instruments, U.S. holders would be required, among other potential adverse consequences, to accrue interest income at a rate substantially higher than the stated interest rate on the notes (regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes), and to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a note. In addition, conversion of the notes would be a taxable event, and any gain realized upon conversion would be required to be treated as ordinary income.

Investors are urged to consult with their own tax advisors regarding the tax consequences of purchasing, owning and disposing of the notes and the common stock that may be received upon conversion of the notes. See ‘‘Certain Material U.S. Federal Income Tax Considerations.’’

The recently passed comprehensive tax reform bill could adversely affect our business and financial condition.

On December 22, 2017, President Trump signed into law new tax legislation, the Tax Act, that significantly changes the Internal Revenue Code of 1986, as amended. The Tax Act, among other things, contains significant changes to corporate taxation, including reduction of the corporate tax rate from a top marginal rate of 35% to a flat rate of 21%, limitation of the tax deduction for interest expense to 30% of adjusted earnings (except for certain small businesses), limitation of the deduction for net operating losses to 80% of current year taxable income and elimination of net operating loss carrybacks, one time taxation of offshore earnings at reduced rates regardless of whether they are repatriated, immediate deductions for certain new investments instead of deductions for depreciation expense over time, and modifying or repealing many business deductions and credits. Our federal net operating loss carryovers created in 2018 and thereafter will be carried forward indefinitely pursuant to the Tax Act. We continue to examine the impact this tax legislation may have on our business.

Notwithstanding the reduction in the corporate income tax rate, the overall impact of the Tax Act is uncertain and our business and financial condition could be adversely affected. The impact of this Tax Act on holders of our notes or common stock is also uncertain and could be adverse. This prospectus supplement and the accompanying prospectus do not discuss any such tax legislation or the manner in which it might affect us or purchasers of our notes or holders of our common stock. We urge purchasers of notes in this offering to consult with their legal and tax advisors with respect to such legislation and the potential tax consequences of investing in our notes and common stock.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Because the notes will initially be held in book-entry form, holders must rely on DTC’s procedures to receive communications relating to the notes and exercise their rights and remedies.

We will initially issue the notes in the form of one or more global notes registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See ‘‘Description of Notes—Book-Entry, Settlement and Clearance.’’ Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you timely receive any such communications.

Risks Related to our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes.

The trading volume of our common stock has been limited since our common stock began publicly trading on the OTCQB in December 2015 and has remained limited on the NYSE American since our initial public offering in March 2016. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments; and the other factors discussed elsewhere in this prospectus supplement or the accompanying prospectus or the documents we have incorporated by reference in this prospectus supplement or the accompanying prospectus, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability.

Anti-takeover provisions in our charter documents, under Delaware law and under the indenture may make an acquisition of us, which may be beneficial to our stockholders, more difficult.

Provisions in our certificate of incorporation and bylaws may have the effect of delaying or preventing a change in control or changes in our management, including:

•	only one of our three classes of directors is elected each year;
•	stockholders are not entitled to remove directors other than by a 66 2/3% vote and only for cause;
•	stockholders are not permitted to take actions by written consent;
•	stockholders are not permitted to call a special meeting of stockholders; and
•	stockholders are required to give advance notice of their intention to nominate directors or submit proposals for consideration at stockholder meetings.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the General Corporation Law of the State of Delaware, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any ‘‘interested’’ stockholder for a period of three years following the date on which the stockholder became an ‘‘interested’’ stockholder. Any of the foregoing provisions could limit the price that investors might be willing to pay in the future for shares of our common stock or the notes, and they could deter potential acquirers of our company, thereby reducing the likelihood that holders of common stock would receive a premium for such common stock in an acquisition.

Furthermore, certain provisions in the notes and the indenture could make a third party attempt to acquire us more difficult or expensive. For example, if a takeover constitutes a fundamental change, then noteholders will have the right to require us to repurchase their notes for cash. In addition, if a takeover constitutes a make-whole fundamental change, then we may be required to temporarily increase the conversion rate. In either case, and in other cases, our obligations under the notes and the indenture could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management, including in a transaction that noteholders or holders of shares of our common stock may view as favorable.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us.

Any statements in this prospectus supplement and the accompanying prospectus, or incorporated herein or therein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements regarding:

•	the timing of, and our ability to obtain and maintain regulatory approval of, Eversense in the United States;
•	our ability to maintain regulatory approval of Eversense and Eversense XL in Europe;
•	the clinical utility of Eversense;
•	our ability to develop future generations of Eversense;
•	our ability to access our credit facilities in the future;
•	the timing and availability of data from our clinical trials;
•	the timing of our planned regulatory filings;
•	our future development priorities;
•	our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;
•	our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our ability to comply with applicable regulatory requirements;
•	our ability to maintain our intellectual property position;
•	our estimates regarding the size of, and future growth in, the market for CGM systems;
•	proceeds from this offering;
•	our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and
•	our estimates regarding our future expenses and needs for additional financing.

In some cases, you can identify forward-looking statements by the words ‘‘may,’’ ‘‘might,’’ ‘‘can,’’ ‘‘will,’’ ‘‘to be,’’ ‘‘could,’’ ‘‘would,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘objective,’’ ‘‘anticipate,’’ ‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘potential,’’ ‘‘likely,’’ ‘‘continue’’ and ‘‘ongoing,’’ or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the ‘‘Risk Factors’’ section contained in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward- looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for each of the periods presented. Our net losses were insufficient to cover fixed charges for each of the periods presented. Because of these deficiencies, the ratio information is not applicable for those periods. The extent to which earnings were insufficient to cover fixed charges for those periods is shown below. Amounts are shown in thousands, except for ratios.

	Year Ended December 31,			Nine Months Ended
	2014	2015	2016	September 30, 2017
Ratio of earnings to fixed charges(1)	N/A	N/A	N/A	N/A
Deficiency of earnings available to cover fixed charges	$(19,076)	$(31,384)	$(45,532)	$(45,191)

(1)

Ratio of Earnings to Fixed Charges is computed by dividing Earnings by Fixed Charges. For purposes of this calculation, ‘‘Earnings’’ is Income before income taxes plus Fixed Charges less Capitalized interest. ‘‘Fixed Charges’’ is Interest expense plus Capitalized interest. This calculation differs from the Fixed Charge Coverage Ratio as defined in the Indenture. ‘‘Fixed charges’’ consist of interest expense, interest capitalized, amortized premiums, discounts and capitalized expenses related to indebtedness and our estimate of interest within rental expense.

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USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of the notes in this offering will be approximately $     million, (or $      million if the underwriter’s over-allotment option is exercised in full), after deducting estimated underwriting discounts and commissions and estimated offering expenses that are payable by us.

We intend to use approximately $     million of the net proceeds from this offering to begin commercialization of Eversense in the United States, if approved, to fund continued research and development of future configurations of Eversense, and for working capital and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement. We have not allocated specific amounts of net proceeds for any of these purposes.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the development progress of our product candidate, Eversense, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs.

As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. Pending these uses, we expect to invest the net proceeds in short-term, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

Based on the planned use of proceeds described above, we believe that the net proceeds from this offering and our existing cash, cash equivalents and marketable securities will be sufficient to enable us to fund our operating expenses and capital expenditure requirements into      . We have based this estimate on assumptions that may prove to be incorrect, and we could use our available capital resources sooner than we currently expect.

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CAPITALIZATION

The following table sets forth our cash, cash equivalents and marketable securities and our capitalization as of September 30, 2017 on an:

•	actual basis; and
•

as adjusted basis to give effect to the issuance and sale of $million aggregate principal amount of notes in this offering (assuming the underwriter’s over-allotment option is not exercised) at an offering price of 100% of their principal amount, after deducting estimated underwriting discounts and commissions and estimated offering expenses that are payable by us.

	As of September 30, 2017
	Actual	As Adjusted(1)
	(in thousands, except share and per share data)
Cash, cash equivalents and marketable securities	$52,700	$
Long-term debt, including current portion:
Existing notes payable, net of discount, including current portion	24,301
Principal amount of % convertible senior notes due 2023 offered hereby	—		—
Stockholders’ equity:
Common stock, $0.001 par value; 250,000,000 shares authorized, 136,691,128 shares issued and outstanding, actual and as adjusted	136
Additional paid-in capital	269,662
Accumulated deficit	(247,548)
Total stockholders’ equity	22,250
Total capitalization	$46,551	$

(1)	The as adjusted information set forth above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing.

The number of shares of our common stock shown as issued and outstanding on an as adjusted basis in the table above is based on 136,691,128 shares of common stock outstanding as of September 30, 2017, and excludes:

•	15,986,298 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2017, at a weighted-average exercise price of $1.58 per share;
•	4,570,902 shares of common stock issuable upon the exercise of warrants outstanding as of September 30, 2017, at a weighted-average exercise price of $1.85 per share; and
•

4,860,646 shares of common stock reserved for future issuance under our equity incentive plans consisting of (a) 3,124,950 shares of common stock reserved for future issuance under the Amended and Restated 2015 Equity Incentive Plan, and (b) 1,735,696 shares of common stock reserved for issuance under the 2016 Employee Stock Purchase Plan.

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PRICE RANGE OF COMMON STOCK

Our common stock began trading on the NYSE American on March 18, 2016 under the symbol ‘‘SENS.’’ Beginning on December 23, 2015 through March 17, 2016 our common stock qualified for quotation on the electronic marketplace operated by OTC Markets Group, Inc. under the symbol ‘‘SENH.’’ The following table sets forth for the periods indicated the high and low bid prices of our common stock on the electronic marketplace operated by OTC Markets Group, Inc. and the NYSE American. The below quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low
Year Ended December 31, 2016:
First quarter	$3.45	$2.53
Second quarter	4.05	2.80
Third quarter	4.24	3.00
Fourth quarter	3.90	2.17
Year Ended December 31, 2017:
First Quarter	$2.92	$1.69
Second Quarter	2.09	1.26
Third Quarter	3.27	1.68
Fourth Quarter	3.67	2.36
Year Ending December 31, 2018:
First Quarter (though January 24, 2018)	$3.22	$2.65

On January 24, 2018, the closing price of our common stock as reported on the NYSE American was $2.87 per share. As of such date, we had approximately 259 holders of record of our common stock.

DIVIDEND POLICY

We have never declared or paid any dividends on our common stock. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our ability to pay dividends on shares of our common stock is further limited by restrictions on our ability to pay dividends or make distributions under the terms of our senior secured credit facility and may be limited by future similar agreements.

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DESCRIPTION OF EXISTING CREDIT FACILITY

On June 30, 2016, we and our wholly-owned subsidiary, Senseonics, Incorporated, as borrowers, entered into an Amended and Restated Loan and Security Agreement, or the Loan Agreement, with Oxford Finance LLC, or Oxford, and Silicon Valley Bank, or SVB, as lenders, and Oxford as Collateral Agent. Pursuant to the Loan Agreement, we borrowed an aggregate principal amount of $25.0 million in three tranches of term loans. We refer to each of the tranches as a Term Loan, and collectively, the Term Loans. We used approximately $11.0 million of the net proceeds from the Tranche 1 Term Loan to repay the outstanding balance under our previously existing Loan and Security Agreement with Oxford, dated as of July 31, 2014, including the applicable final payment fee due thereunder of

$1 million. The maturity date for all Term Loans is June 1, 2020, or the Maturity Date.

The Term Loans bear interest at a floating annual rate of 6.31% plus the greater of (i) 90‑day U.S. Dollar LIBOR reported in the Wall Street Journal or (ii) 0.64%, provided that the minimum floor annual interest rate is 6.95%, payable monthly. The monthly payments initially consist of interest-only payments until January 1, 2018. After January 1, 2018, the monthly payments convert to payments of principal and monthly accrued interest, with the principal amount being amortized over the ensuing 30 months.

We may elect to prepay all Term Loans prior to the Maturity Date subject to a prepayment fee equal to 3.00% of the then outstanding balance if the prepayment occurs within one year of the funding date of any Term Loan, 2.00% of the then outstanding balance if the prepayment occurs during the second year following the funding date of any Term Loan, and 1.00% of the then outstanding balance if the prepayment occurs more than two years after the funding date of any Term Loan and prior to the Maturity Date.

The Loan Agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on Oxford’s and SVB’s security interest over the collateral, a material adverse change, the occurrence of a default under certain other agreements entered into by us, the rendering of certain types of judgments against us, the revocation of certain of our government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by us would begin to bear an annual interest rate that is 5.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by Oxford and SVB.

The Term Loans are collateralized by all of our consolidated assets. The Term Loans also contain certain restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements. In addition, the Loan Agreement prohibits us from making payments to repurchase the notes upon a fundamental change. On January 25, 2018, the Loan Agreement was amended to permit this offering and the issuance of the notes.

At maturity (or earlier prepayment), we are also required to make a final payment equal to 9.00% of the aggregate principal balances of the funded Term Loans. This fee is being accrued as additional interest expense over the term of the Term Loans using the effective interest method.

As of September 30, 2017 and January 23, 2018, there were $25.0 and $24.2, respectively, outstanding under the Term Loans.

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DESCRIPTION OF NOTES

We will issue the notes under a base indenture between us and U.S. Bank National Association, as supplemented by a supplemental indenture with respect to the notes, each of which will be dated the date of the initial issuance of the notes. In this section, we refer to the base indenture (the ‘‘base indenture’’), as supplemented by the supplemental indenture (the ‘‘supplemental indenture’’), collectively as the ‘‘indenture.’’ This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the ‘‘Trust Indenture Act’’).

You may request a copy of the indenture from us as described under ‘‘Where You Can Find More Information.’’

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the notes and the indenture, including the definitions of certain terms used in the notes and the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer only to Senseonics Holdings, Inc. and not to its subsidiary.

General

The notes will:

•	be our general unsecured, senior subordinated obligations;
•	be limited to an aggregate principal amount of $ (or $ if the underwriter’s over-allotment option is exercised in full);
•	bear cash interest from January , 2018 at an annual rate of % payable on February 1 and August 1 of each year, beginning on August 1, 2018;
•	mature on February 1, 2023 (the ‘‘maturity date’’), unless earlier converted or repurchased;
•	not be redeemable prior to the maturity date;
•

be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’), at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;

•

include a limitation on our ability and the ability of our subsidiaries to incur additional indebtedness (including senior debt (as defined below under ‘‘—Limitation on Incurrence of Additional Indebtedness’’) in an aggregate principal amount in excess of $35,000,000), other than permitted debt (as defined below under ‘‘—Limitation on Incurrence of Additional Indebtedness’’);

•	be issued in denominations of $1,000 and integral multiples of $1,000; and
•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See ‘‘Book-Entry, Settlement and Clearance.’’

Subject to satisfaction of certain conditions, the notes may be converted at an initial conversion rate of      shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $         per share of common stock). The conversion rate is subject to adjustment if certain events occur as described under ‘‘—Conversion Rights—Conversion Rate Adjustments.’’

In addition, if you surrender your notes for conversion at any time on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021, we will in certain circumstances make an interest make-whole payment

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(as defined under ‘‘—Conversion Rights— Interest Make-Whole Payment upon Certain Conversions’’) to the converting holder payable in shares of our common stock as described under ‘‘—Conversion Rights—Interest Make-Whole Payment upon Certain Conversions.’’

Upon conversion of a note, we will deliver shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as described under ‘‘Conversion Rights—Settlement upon Conversion’’ and an interest make-whole payment, if applicable. You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below under ‘‘—Conversion Rights—General.’’

The indenture will limit the amount of debt, including secured debt, that may be issued or incurred by us or our subsidiaries under the indenture or otherwise, except as specifically set forth herein under ‘‘—Limitation on Incurrence of Additional Indebtedness.’’ The indenture will not contain any financial covenants and will not restrict us from paying dividends or issuing or repurchasing our other securities or indebtedness. Other than the restrictions described under ‘‘—Limitation on Incurrence of Additional Indebtedness,’’ ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ and ‘‘—Consolidation, Merger and Sale of Assets’’ below and except for the provisions set forth under ‘‘—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,’’ the indenture will not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Except to the extent the context otherwise requires, we use the term ‘‘notes’’ in this prospectus supplement to refer to each $1,000 principal amount of notes. We use the term ‘‘common stock’’ in this prospectus supplement to refer to our common stock, par value $0.001 per share. References in this prospectus supplement to a ‘‘holder’’ or ‘‘holders’’ of notes that are held through The Depository Trust Company (‘‘DTC’’) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the ‘‘close of business’’ refer to 5:00 p.m., New York City time, and to the ‘‘open of business’’ refer to 9:00 a.m., New York City time.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (but excluding notes repurchased pursuant to cash-settled swaps or other derivatives), including as described immediately below and in ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes,’’ registration of transfer or exchange or conversion, if surrendered to any person that we control other than the trustee, to be delivered to the trustee for cancellation and they will no longer be considered ‘‘outstanding’’ under the indenture upon their payment, repurchase, registration of transfer or exchange or conversion. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for registration of transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the holders of the notes.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without giving prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders holding certificated notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders holding certificated notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such holder or, upon written application by such a holder to the registrar not later than the relevant

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regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See ‘‘—Book-Entry, Settlement and Clearance.’’

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of      % per year until maturity. Interest on the notes will accrue from January       , 2018 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on August 1, 2018.

Interest will be paid to the person in whose name a note is registered at the close of business on January 15 or July 15 (whether or not a business day), as the case may be, immediately preceding the relevant interest payment date (each, a ‘‘regular record date’’). Interest on the notes will be computed on the basis of a 360‑day year composed of twelve 30‑day months and, for partial months, on the basis of the number of days actually elapsed in a 30‑day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day with the same force and effect as if made on such scheduled payment date, and no interest on such payment will accrue in respect of the delay. The term ‘‘business day’’ means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed or a day when the corporate trust office of the trustee or the depository is closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy during certain periods for an event of default relating to the failure to comply with our reporting obligations as described under ‘‘—Events of Default.’’

Subordination of Notes

Ranking

The notes will be our general, unsecured, senior subordinated obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our future unsecured, senior subordinated indebtedness. The notes will be subordinated in right of payment to all of our existing and future senior debt (as defined below under ‘‘—Subordination’’) (whether or not secured), including indebtedness under our senior secured credit facility (as defined below under ‘‘—Subordination); effectively subordinated to all of our existing and future secured indebtedness, including secured indebtedness under our senior secured credit facility (as defined below under ‘‘—Subordination’’), to the extent of the value of the assets securing such indebtedness; and structurally junior to the liabilities, including trade payables, for our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets will be available to pay obligations on the notes only after all senior debt (whether or not secured) has been repaid in full and all secured indebtedness has been repaid in full from the assets securing such indebtedness. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2017, the principal amount of our total consolidated indebtedness was $25.0 million, all of which was senior secured indebtedness of us and our subsidiary under our senior secured credit facility. As of September 30, 2017, our subsidiaries had $37.9 million of other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the notes (assuming no exercise of the underwriter’s over-

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allotment option), the principal amount of our total consolidated indebtedness would have been $    million (or $    million if the underwriter exercises its over-allotment option in full).

We may not be able to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See ‘‘Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to repurchase of the notes.’’

Subordination

The indenture will provide that payment of the principal of, and accrued and unpaid interest, if any, on the maturity date, the fundamental change repurchase price of (excluding cash payable in lieu of delivering fractional shares of our common stock), the notes is subordinated to the prior payment in full in cash or other payment satisfactory to the holders of senior debt, of all existing and future senior debt. The indenture will also provide that in the event of any payment or distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the holders of our senior debt shall first be paid in respect of all senior debt in full in cash or other payment satisfactory to the holders of senior debt, of all existing and future senior debt, before we make any payments of principal of, or premium, if any, and interest on the notes.

In addition, if the notes are accelerated because of an event of default under the indenture or subject to repurchase by us at the option of the holders following a fundamental change, the holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to the holders of senior debt of all obligations in respect of senior debt before the holders of the notes are entitled to receive any payment or distribution. Under the indenture, we must promptly notify holders of senior debt if payment of the notes is accelerated because of an event of default and the acceleration of the notes may not be effected, nor any related proceeding, action or remedy initiated under the notes until the earlier of (i) the date that is 180 days after the holders of the senior debt have been notified of the pending acceleration of the notes and (ii) the date on which the senior debt is accelerated.

We may not make any payment on or distribution to the trustee or any holder in respect of our obligations under the notes (not including cash amounts payable upon conversion) or repurchase or otherwise acquire the notes if:

•	a default in the payment of any senior debt occurs and is continuing beyond any applicable period of grace; or
•

any other default (a ‘‘nonpayment default’’) of senior debt occurs and is continuing that permits any holder of senior debt to accelerate the maturity of its indebtedness and the trustee receives a notice of such default (a ‘‘payment blockage notice’’) from us or any other person permitted to give such notice under the indenture (including holders of senior debt).

We are permitted to resume payments on, repurchase or otherwise acquire, the notes:

•	in case of a payment default of senior debt, upon the date on which such default is cured or waived or ceases to exist ; and
•

in case of a nonpayment default of senior debt, the earlier of the date on which such nonpayment default is cured, waived or ceases to exist or 179 days after the date on which the payment blockage notice is received unless the maturity of any senior debt has been accelerated.

No new period of payment blockage may be commenced for a default unless at least 365 days have elapsed since our receipt of the prior payment blockage notice.

No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for a subsequent payment blockage notice. Any senior debt will continue to be senior debt and will be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any of its terms.

Because of these subordination provisions, if we become insolvent, funds that we would otherwise use to pay the holders of the notes can instead be required to be used to pay the holders of senior debt. As a result of these payments, holders of the notes may recover less, ratably, than holders of senior debt.

If the trustee or any holder receives any payment of any obligations with respect to the notes when the payment is prohibited by the subordination provisions under this section, the trustee or the holder, as the case may be, will hold the payment for the benefit of the holders of senior debt. Upon the proper written request of the holders of senior debt, the trustee or the holder, as the case may be, will deliver the amounts to the holders of senior debt or their proper representative.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

We will be obligated to pay reasonable compensation to the trustee and to indemnify the trustee on terms satisfactory to it against any losses, liabilities, damages or expenses it incurs in connection with its duties relating to the notes. The trustee’s claims for such payments will not be subordinate to our senior debt and will be senior to those of holders of the notes in respect of all funds collected or held by the trustee.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of senior debt and shall not be liable to any such holders if the trustee shall in good faith mistakenly pay over or distribute to holders of securities or to us or to any other person cash, property or securities to which any holders of senior debt shall be entitled by virtue of this section or otherwise. The trustee in its individual capacity shall be entitled to all the rights set forth in the indenture with respect to any senior debt which may at any time be held by it, to the same extent as any other holder of senior debt.

The following terms will be defined as follows in the indenture:

‘‘Capital lease’’ means any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP (with the amount of any indebtedness in respect of a capital lease being the capitalized amount of the obligations under such capital lease determined in accordance with GAAP).

‘‘Capital lease obligations’’ of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

‘‘GAAP’’ means generally accepted accounting principles in the United States as in effect on the date of the indenture, without giving effect, for the avoidance of doubt, ASU 2016‑02, Leases (Topic 842).

‘‘Indebtedness’’ means, with respect to any person:

(i)	all indebtedness, obligations and other liabilities, contingent or otherwise, of that person:
•

for borrowed money, including obligations in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments;

•	evidenced by bonds, notes or other instruments for the payment of money; or
•

incurred in connection with the acquisition of any property, services or assets, whether or not the recourse of the lender is to the whole of the assets of such person or to only a portion thereof, other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii)

all reimbursement obligations and other liabilities, contingent or otherwise, of that person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or any other guaranty of contractual performance;

(iii)	capital lease obligations and synthetic lease obligations;
(iv)	all obligations in respect of redeemable equity;
(v)

all direct or indirect guaranties or similar agreements by that person in respect of, and obligations or liabilities, contingent or otherwise, of that person to purchase or otherwise acquire, or assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another person of the kind described in clauses (i) through (iv), inclusive, above;

(vi)

any indebtedness or other obligations described in clauses (i) through (v), inclusive, above secured by any mortgage, pledge, lien or other encumbrance existing on property that is owned or held by such person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such person; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(vii)

any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi), inclusive, above.

Indebtedness shall be calculated without giving effect to (i) the effects of Accounting Standards Codification 815—Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of indebtedness for any purpose under the indenture governing the notes as a result of accounting for any embedded derivatives created by the terms of such indebtedness; and (ii) any election under GAAP to value any indebtedness at ‘‘fair value,’’ any treatment of indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470‑20, or any other accounting principle that results in the amount of any such indebtedness (other than zero coupon indebtedness) as reflected on such balance sheet to be below the stated principal amount of such indebtedness.

‘‘Redeemable equity’’ means any equity security of us or any of our subsidiaries that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including by the passage of time or the happening of an event), is required to be redeemed (other than solely for common stock or another security that is not redeemable equity or indebtedness and cash in lieu of fractional shares), is redeemable (other than solely for common stock or another security that is not redeemable equity or indebtedness and cash in lieu of fractional shares) at the option of the holder thereof, in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable, at the option of the holder thereof, for indebtedness of such person (with a scheduled maturity prior to the 91st day immediately following the maturity date), in each case, at any time prior to the 91st day immediately following the maturity date (other than upon the occurrence of a fundamental change (that also constitutes a fundamental change as defined below under ‘‘—Repurchase at the Option of the Holders—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’), change of control or asset sale); provided,  however, that only the portion of such equity security which is required to be redeemed, is so redeemable at the option of the holder thereof or is so convertible or exchangeable at the option of the holder thereof, in each case, before such date will be deemed to be redeemable equity. Redeemable equity will not include any common stock issued by us or our subsidiaries to our employees or directors that is subject to repurchase by us or our subsidiaries pursuant to the terms of any employment agreement, benefit plan or other arrangement. The aggregate principal amount of redeemable equity deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that we or our subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such redeemable equity or portion thereof, exclusive of accrued dividends.

‘‘Senior debt’’ means all the (i) principal of, (ii) premium, if any, on, (iii) interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, on, (iv) termination payments with respect to or in connection with and (v) fees, costs, expenses and other amounts accrued or due on or in connection with, in each case under clauses (i) through (v), our indebtedness under our senior secured credit facility, whether outstanding on the date of the indenture or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by us, including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to our senior secured credit facility and all indebtedness of us incurred to refinance our obligations under our senior secured credit facility, unless in the case of any particular indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such indebtedness shall not be senior in right of payment to the notes or expressly provides that such indebtedness is on the same basis or junior to the notes.

‘‘Senior secured credit facility’’ means the Amended and Restated Loan and Security Agreement, dated as of June 30, 2016, by and among us, Senseonics, Incorporated, Oxford Finance LLC and Silicon Valley Bank (as amended, amended and restated, supplemented or otherwise modified from time to time, subject to the limitations herein).

‘‘Swap contract’’ means (i) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a ‘‘master agreement’’), including any such obligations or liabilities under any master agreement. For the avoidance of doubt, none of our equity securities that are issued or distributed pursuant to any of our equity incentive plans shall be considered a swap contract.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Limitation on Incurrence of Additional Indebtedness

The indenture will provide that during the period from the initial issuance of the notes to, and including, the maturity date, we will not, nor will we permit any of our subsidiaries to, directly or indirectly, incur any indebtedness other than permitted debt (as defined below).

The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any indebtedness in the form of additional indebtedness with the same terms, the reclassification of preferred stock as indebtedness due to a change in accounting principles, the reclassification of operating leases as capital leases due to a change in accounting principles and the payment of dividends on redeemable equity in the form of additional shares of the same class of redeemable equity will not be deemed to be an incurrence of indebtedness for purposes of this covenant. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of indebtedness, the U.S. dollar equivalent principal amount of indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such indebtedness was incurred (or, in the case of revolving indebtedness, on the date such indebtedness was first committed); provided that if any such indebtedness is incurred to refinance other indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing indebtedness does not exceed the principal amount of such indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of indebtedness that we or any of our subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

The foregoing covenant will cease to apply upon the occurrence of a fundamental change described in clause (1) or (2) of the definition thereof or at such time as less than 25% of the initial aggregate principal amount of the notes (including notes issued upon the exercise by the underwriter of its over-allotment option) remain outstanding.

The following terms will be defined as follows in the indenture:

‘‘Credit facilities’’ means one or more (i) debt facilities or commercial paper facilities (including our senior secured credit facility), providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (iii) instruments or agreements evidencing any other indebtedness (including any senior debt), in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time (including increasing the amount of available borrowings thereunder or adding our subsidiaries as additional borrowers or guarantors thereunder).

‘‘Permitted debt’’ means, without duplication, each of the following:

(i)

indebtedness incurred by us or any of our subsidiaries pursuant to one or more credit facilities (including our senior secured credit facility) in an aggregate principal amount not to exceed $35.0 million at any one time outstanding;

(ii)	indebtedness in respect of the notes offered hereby, including notes, if any, issued pursuant to the exercise of the underwriter’s over-allotment option and any guarantees of the foregoing;
(iii)	any indebtedness of ours issued in exchange for, or the net proceeds of which are used to repurchase, renew, refund, refinance, replace or discharge the notes; provided that:
•

the aggregate principal amount (or accreted value if applicable) of such indebtedness does not exceed the aggregate principal amount of the notes so repurchased, renewed, refunded, refinanced, replaced or discharged (plus all accrued and unpaid interest and premiums thereon and the amount of all fees and expenses, including defeasance costs, incurred in connection therewith); and

•	the notes are repurchased, renewed, refunded, refinanced, replaced or discharged substantially concurrently with receipt of the proceeds from such indebtedness;
(iv)	hedging obligations (including obligations under swap contracts) entered into in the ordinary course of business by us or our subsidiaries to hedge or mitigate commercial risk;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(v)	intercompany indebtedness between us and any of our subsidiaries or between any of our subsidiaries;
(vi)	indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;
(vii)	indebtedness in respect of letters of credit issued in the ordinary course of business for our account or the account of any of our subsidiaries;
(viii)	indebtedness in respect of bank guarantees, surety or performance bonds and similar instruments issued for our account or the account of any of our subsidiaries in order to provide security for:
•

workers’ compensation claims, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance, payment obligations in connection with self-insurance or similar requirements; and

•

tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, contracts (other than for borrowed money), performance bonds or other obligations of a like nature;

(ix)

indebtedness arising from agreements of ours or any of our subsidiaries providing for the indemnification, adjustment of purchase price, earn-out, royalty, milestone or similar obligations, in each case assumed with the acquisition or disposition of any business;

(x)	indebtedness incurred by us or any of our subsidiaries consisting of the financing of insurance premiums in the ordinary course of business;
(xi)

indebtedness incurred by us or any of our subsidiaries in the ordinary course of business arising from business credit card programs, treasury, payment processing services, depository, over-draft and cash management services;

(xii)	any guarantees (including keep-wells and support agreements) by us or any of our subsidiaries of indebtedness of ours or our subsidiaries not otherwise prohibited under the indenture;
(xiii)	indebtedness of us or any of our subsidiaries in respect of purchase money indebtedness, capital lease obligations or mortgage financings;
(xiv)

to the extent constituting indebtedness, indebtedness representing any taxes, assessments or governmental charges to the extent such taxes are being contested in good faith and adequate reserves have been provided therefor in conformity with GAAP; and

(xv)	indebtedness of a person existing at the time such person was acquired by us or became our subsidiary or assets were acquired from such person; provided that:
•	such indebtedness was not incurred in connection with, or in contemplation of, such person becoming a subsidiary or the acquisition of such assets; and
•	neither we nor any of our subsidiaries other than the person (and its subsidiaries) or assets acquired has any liability or obligation with respect to such indebtedness;
(xvi)	customer deposits and advance payments received in the ordinary course of business from customers for goods or services purchased in the ordinary course of business; and
(xvii)	additional indebtedness incurred by us or any of our subsidiaries in an aggregate principal amount not to exceed $1.0 million at any one time outstanding.

In the event that an item of indebtedness meets the criteria of more than one of the categories of permitted debt, we may, in our sole discretion, classify, reclassify or divide such item of indebtedness and will only be required to include the amount and type of such indebtedness in one of the above clauses.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

No Optional Redemption

No ‘‘sinking fund’’ is provided for the notes, which means that we are not required to redeem or retire the notes periodically. Prior to the maturity date the notes will not be redeemable.

Conversion Rights

General

Holders may convert all or any portion of their notes at their option at any time prior to the close of business on the business day immediately preceding the maturity date.

The conversion rate will initially be         shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $        per share of common stock). The conversion rate is subject to adjustment if certain events occur. The conversion price at any given time will be computed by dividing $1,000 by the applicable conversion rate at such time. Accordingly, an adjustment to the conversion rate will result in a corresponding (but inverse) adjustment to the conversion price.

Upon conversion of a note, we will satisfy our conversion obligation by delivering shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as set forth below under ‘‘—Settlement upon conversion’’ and an interest make-whole payment, if applicable. We will settle our conversion obligation on the second business day immediately following the relevant conversion date. The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder’s notes so long as the notes converted are an integral multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below and under ‘‘—Interest Make-Whole Payment upon Certain Conversions.’’ We will not issue fractional shares of our common stock upon conversion of notes.

Instead, we will pay cash in lieu of delivering any fractional share as described under ‘‘—Settlement upon Conversion.’’ Our delivery to you of the full number of shares, together with a cash payment for any fractional share, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest, but prior to the open of business on the immediately following interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted on the corresponding interest payment date (regardless of whether the holder was the holder of record on the corresponding regular record date); provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;
•

for conversions in respect of which an interest make-whole payment is payable upon conversion (or would have been payable but for the conversion occurring following the regular record date preceding the February 1, 2021 interest payment date);

•

if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date, in respect of notes converted; or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any record holders entitled to receive an interest make-whole payment upon conversion described in the second bullet in the immediately preceding paragraph and any fundamental change repurchase date described in the third bullet in the immediately preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date in cash regardless of whether their notes have been converted or repurchased following such regular record date.

‘‘Trading day’’ means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NYSE American or, if our common stock (or such other security) is not then listed on The NYSE American, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, ‘‘trading day’’ means a ‘‘business day.’’

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights.

Your exercise of such conversion rights shall be irrevocable.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents;
•	if required, pay funds equal to the interest payable on the next interest payment date to which you are not entitled; and
•	if required, pay all transfer or similar taxes, if any.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder must pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the ‘‘conversion date.’’

If a holder has already delivered a repurchase notice as described under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we will deliver to holders in respect of each $1,000 principal amount of notes being converted a number of shares of our common stock equal to the conversion rate and the interest make-whole payment, if applicable, together with a cash payment in lieu of delivering any fractional share of common stock issuable upon conversion based on the last reported sale price of our common stock on the relevant conversion date. We will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date, and the person in whose name the shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on such conversion date.

The ‘‘last reported sale price’’ of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the ‘‘last reported sale price’’ will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the ‘‘last reported sale price’’ will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Interest Make-Whole Payment upon Certain Conversions

If you surrender your notes for conversion at any time on or after the date that is six months after the last date of original issuance of the notes but prior to February 1, 2021 (other than a conversion in connection with a make-whole fundamental change), we will make an interest make-whole payment to the converting holder equal to the sum of the remaining scheduled payments of interest that would have been made on the notes to be converted had such notes remained outstanding from the conversion date through February 1, 2021 (the ‘‘interest make-whole payment’’).

If a conversion date occurs after the close of business on a regular record date but prior to the open of business on the interest payment date corresponding to such regular record date, the interest make-whole payment will not include the accrued interest to any converting holder and instead we will pay the full amount of the relevant interest payment on such interest payment date to the holder of record on such regular record date. In such case, the interest make-whole payment to such converting holders will equal the value of all remaining interest payments, starting with the next interest payment date for which interest has not been provided for through February 1, 2021.

We will pay any interest make-whole payment by delivering shares of our common stock. The number of shares a converting holder will receive will be the number of shares equal to the amount of the interest make-whole payment to be paid to such holder, divided by the product of (x) 95% and (y)the simple average of the daily VWAP (as defined below) of the shares for the ten consecutive trading days ending on and including the trading day immediately preceding the conversion date.

The ‘‘daily VWAP’’ means, for each of the ten consecutive trading days for the calculation of the interest make-whole payment, the per share volume-weighted average price as displayed under the heading ‘‘Bloomberg VWAP’’ on Bloomberg page ‘‘SENS <equity> AQR’’ (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume- weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The ‘‘daily VWAP’’ will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

For the purposes of determining the number of shares deliverable in respect of the interest make-whole payment only, ‘‘trading day’’ means a scheduled trading day on which (i) there is no ‘‘market disruption event’’ (as defined below) and (ii) trading in our common stock generally occurs on the relevant stock exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, ‘‘trading day’’ means a ‘‘business day.’’ ‘‘Relevant stock exchange’’ means the NYSE American or, if our common stock is not then listed on the NYSE American, the principal other U.S.         national or regional securities exchange or market on which our common stock is listed or admitted for trading.

‘‘Scheduled trading day’’ means a day that is scheduled to be a trading day on the relevant stock exchange. If our common stock is not listed or admitted for trading on any U.S. national or regional securities exchange, ‘‘scheduled trading day’’ means a ‘‘business day.’’

‘‘Market disruption event’’ means (i) a failure by the relevant stock exchange to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Notwithstanding the foregoing, the number of shares we may deliver in connection with a conversion of the notes, including those delivered in connection with an interest make-whole payment, will not exceed              shares of common stock per $1,000 principal amount of notes, subject to adjustment at the same time and in the same manner as the conversion rate as set forth under ‘‘—Conversion Rate Adjustments.’’ We will not be required to make any cash payments in lieu of any fractional shares or have any further obligation to deliver any shares of our common stock or pay any cash in excess of the threshold described above. In addition, if in connection with any conversion of notes, the conversion rate is adjusted as described under ‘‘—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,’’ then such holder will not receive the interest make-whole payment with respect to such notes. None of the trustee, paying agent or conversion agent shall be responsible for determining or calculating the interest make-whole payment or the daily VWAP. Holders who convert their notes on or after February 1, 2021 will not receive any interest make-whole payment with respect to such notes.

Exchange in Lieu of Conversion

When a holder surrenders its notes for conversion, we may, at our election (an ‘‘exchange election’’), direct the conversion agent to surrender, on or prior to the business day immediately following the conversion date, such notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated financial institution(s) must agree to timely deliver in exchange for such notes shares of our common stock, together with a cash payment in lieu of delivering any fractional share, that would otherwise be due upon conversion as described above under ‘‘—Conversion rights—Settlement upon conversion’’ or ‘‘—Interest Make-Whole Payment upon Certain Conversions’’ (the ‘‘conversion consideration’’). If we make an exchange election, we will, by the close of business on the business day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the holder surrendering its notes for conversion that we have made the exchange election and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion.

Any notes exchanged by the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the financial institution(s) agree(s) to accept any notes for exchange, but does not timely deliver the related conversion consideration, or if such designated financial institution does not accept the notes for exchange, we will deliver the shares of our common stock, together with a cash payment in lieu of delivering any fractional share, as, and at the time, required pursuant to the indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the notes may be submitted for exchange does not require such financial institution(s) to accept any notes (unless such financial institution(s) has separately made an agreement with us). We may, but will not be obligated to, enter into a separate agreement with any designated financial institution(s) that would compensate it for any such transaction.

Conversion Rate Adjustments

The conversion rate will be adjusted by us as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)    If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1	=	CR0	x	OS1
OS0

where,

CR0	=

the conversion rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CR1	=	the conversion rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0	=

the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable (before giving effect to any such dividend, distribution, share split or share combination); and

OS1	=	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)    If we distribute to all or substantially all holders of our common stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

OS0	=	the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X	=	the total number of shares of our common stock distributable pursuant to such rights, options or warrants; and

Y	=

the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on such record date for such distribution. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed or if no such rights, options or warrants are not exercised prior to their expiration, the conversion rate shall be decreased to the conversion rate that would then be in effect if such record date for such distribution had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith and in a commercially reasonable manner.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(3)

If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected or will be so effected in accordance with the 1% provision (as defined below) pursuant to clause (1) or (2) above;
•	except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;
•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;
•	any dividends or distributions of reference property issued in exchange for our common stock as described under ‘‘—Recapitalizations, Reclassifications and Changes of Our Common Stock;’’ and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply; then the conversion rate will be increased based on the following formula:
CR1	=	CR0	x	SP0
SP0 - FMV

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on such record date for the distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date;

SP0	=

the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and

FMV	=

the fair market value (as determined by us in good faith and in a commercially  reasonable manner) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the record date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. In the case of any distribution of rights, options or warrants, to the extent such rights options or warrants expire unexercised, the applicable conversion rate shall be immediately readjusted to the applicable conversion rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of our common stock actually delivered upon exercise of such rights, options or warrants. Notwithstanding the foregoing, if ‘‘FMV’’ (as defined above) is equal to or greater than ‘‘SP0’’ (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the record date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a ‘‘spin-off,’’ the conversion rate will be increased based on the following formula:

CR1	=	CR0	x	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

FMV0	=

the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under ‘‘—Settlement Upon Conversion’’ as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive  trading day period after, and including, the ex-dividend date of the spin-off (the ‘‘valuation  period’’); and

MP0	=	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that in respect of any conversion of notes, if the relevant conversion date occurs during the valuation period, the reference to ‘‘10’’ in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the ex-dividend date for such spin-off and such conversion date in determining the conversion rate. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)	If we pay or make any cash dividend or distribution to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:
CR1	=	CR0	X	SP0
SP0 - C

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the close of business on such record date for such dividend or distribution;

SP0	=	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase to the conversion rate made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if ‘‘C’’ (as defined above) is equal to or greater than ‘‘SP0’’ (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the record date for such cash dividend or distribution.

(5)

If we or any of our subsidiaries make a payment pursuant to a tender or exchange offer for our common stock that is subject to the then-applicable tender offer rules under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’) (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the ‘‘expiration date’’), the conversion rate will be increased based on the following formula:

CR1	=	CR0	X	AC + (SP1 x OS1)
OS0 x SP1

where,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

CR1	=	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the expiration date;

AC	=

the aggregate value of all cash and any other consideration (as determined by us in good faith and in a commercially reasonable manner) paid or payable for shares purchased or exchanged in such tender or exchange offer;

OS0	=

the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase or exchange of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the expiration date.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes, if  the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to ‘‘10’’ or ‘‘10th’’ in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and such conversion date in determining the conversion rate.

In the event that we or one of our subsidiaries is obligated to purchase shares of our common stock pursuant to any such tender offer or exchange offer described in clause (5), but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, then the conversion rate shall again be adjusted to be the conversion rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, ‘‘ex-dividend date’’ means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and ‘‘effective date’’ means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of our common stock under a separate ticker symbol or CUSIP number will not be considered ‘‘regular way’’ for this purpose.

As used in this section, ‘‘record date’’ means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We are permitted to increase the conversion rate of the notes by any amount for a period of at  least 20 business days if we determine that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see ‘‘Certain U.S. Federal Income Tax Considerations.’’

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to the shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We currently have a stockholder rights plan in effect.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of shares of our common stock at a price below the conversion price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;
•

upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•

upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•

upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of our subsidiaries as described in clause (5) above;
•

upon the repurchase of any of shares of our common stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•	solely for a change in the par value of our common stock; or
•	for accrued and unpaid interest, if any.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate, (ii) on the conversion date for any notes and (iii) on the effective date of any make-whole fundamental change, in each case, unless the adjustment has already been made, in each case, unless the adjustment has already been made. The provisions described in the preceding sentence are referred to herein as the ‘‘1% provision.’’

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case  of:

•

any recapitalization, reclassification or change of our common stock (other than a change to par value, or from par value to no par value, or changes resulting from a share split or share combination),

•	any consolidation, merger or combination involving us,
•	any sale, lease or other transfer to a third party of all or substantially all of our and our subsidiaries’ consolidated assets, taken as a whole, or

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a ‘‘share exchange event’’), then we or the successor or acquiring company, as the case may be, will execute with the trustee, without the consent of the holders, a supplemental indenture providing that, at and after the effective time of the share exchange event, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion  rate immediately prior to such share exchange event would have owned or been entitled to receive (the ‘‘reference property’’) upon such share exchange event. However, at and after the effective time of the share exchange event, the number of shares of our common stock otherwise deliverable upon conversion of the notes as set forth under ‘‘—Settlement upon Conversion’’ and ‘‘—Interest Make- Whole Payment upon Certain Conversions’’ above will be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the share exchange event causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such  determination is made.

If the reference property in respect of any share exchange event includes, in whole or in part, shares of common equity, the supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under ‘‘—Conversion Rate Adjustments’’ above with respect to the portion of the reference property consisting of such common equity. If the reference property in respect of any such share exchange event includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a company other than us or the successor or purchasing company, as the case may be, in such share exchange event, such other company, if an affiliate of us or the successor or acquiring company, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their  notes upon a fundamental change as described under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ below, as we in good faith reasonably consider necessary by reason of the foregoing. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such share exchange event unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices over a span of multiple days (including, without limitation, the period, if any, for determining ‘‘stock price’’ for purposes of a make-whole fundamental change), we will make appropriate adjustments in good faith and in a commercially reasonable manner (to the extent no corresponding adjustment is otherwise made pursuant to the provisions described under ‘‘—Conversion Rate Adjustments’’ above) to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices are to be calculated.

For the avoidance of doubt, the adjustments made pursuant to the foregoing paragraph will be made, solely to the extent we determine in good faith and in a commercially reasonable manner that any such adjustment is appropriate, without duplication of any adjustment made pursuant to the provision set forth under ‘‘—Conversion Rate Adjustments.’’

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

If the ‘‘effective date’’ (as defined below) of a ‘‘make-whole fundamental change’’ (as defined below) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the ‘‘additional shares’’), as described below. A ‘‘make-whole fundamental change’’ means any transaction or event that constitutes a fundamental change defined below in clause (1), (2) or (4) of the definition of ‘‘fundamental change’’ under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ below, after giving effect to any exceptions or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof. A conversion of  notes will be deemed for these purposes to be ‘‘in connection with’’ such make-whole fundamental change if the relevant conversion date

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

occurs during the period from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the ‘‘make-whole fundamental change period’’).

Upon surrender of notes for conversion in connection with a make-whole fundamental change we will deliver shares of our common stock, including the additional shares, as described under ‘‘—Conversion Rights—Settlement upon Conversion.’’ However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the ‘‘stock price’’ (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. We will notify the trustee, the conversion agent (if other than the trustee) and holders of the effective date of any make-whole fundamental change no later than five business days after such effective date.

The amount, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the ‘‘effective date’’) and the price paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change (the ‘‘stock price’’). If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The amounts by which the conversion rate will be increased as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under ‘‘—Conversion Rate Adjustments.’’

, by which The following table sets forth the amount, if any the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

Stock Price
Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
January , 2018
February 1, 2019
February 1, 2020
February 1, 2021
February 1, 2022
February 1, 2023

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•

if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the amount by which the conversion rate will be increased will be determined by a straight-line interpolation between the amount of the conversion rate increase set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365‑day year;

•

if the stock price is greater than $          per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased; and

•

if the stock price is less than $         per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), the conversion rate will not be increased.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under ‘‘—Conversion Rate Adjustments.’’

Notwithstanding the foregoing, if the conversion rate is increased for notes converted in connection with a make-whole fundamental change then the holder of such converted notes will not receive the interest make-whole payment with respect to such notes.

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a ‘‘fundamental change’’ (as defined below in this section) occurs at any time prior to the maturity date, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest (to, but not including, such interest payment date) to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A ‘‘fundamental change’’ will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)

a ‘‘person’’ or ‘‘group’’ within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such person or group has become the direct or indirect ‘‘beneficial owner,’’ as defined in Rule 13d‑3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; provided that no person or group shall be deemed to be the   beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or group until such tendered securities are accepted for purchase or exchange under such offer;

(2)

the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or solely a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series  of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our direct or indirect wholly  owned subsidiaries; provided,  however, that a transaction described in clauses (A) or (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);

(3)	our stockholders approve any plan or proposal for our liquidation or dissolution; or
(4)

our common stock (or other common stock, American depositary receipts, ordinary shares or other common equity interests underlying the notes) ceases to be listed or quoted on any of the NYSE American, The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or an established over-the-counter trading market in the United States.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock, American depositary receipts, ordinary shares or other common equity interests, in each case, that are listed or quoted on any of the NYSE American, The New York Stock Exchange, The NASDAQ  Global  Select  Market  or  The  NASDAQ  Global  Market  (or  any  of  their  respective successors) or an established over-the-counter trading market in the United States or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes reference property for the notes, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions set forth above under ‘‘—Conversion Rights—Settlement upon Conversion’’).

Any event, transaction or series of related transactions that constitute a fundamental change under both clause (1) and clause (2) above (determined without regard to the proviso in clause (2) above)   will be deemed to be a fundamental change solely under clause (2) above.

If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of ‘‘fundamental change’’ above shall instead be references to such other entity.

On or before the 20th business day after the occurrence of a fundamental change, we will provide to all holders of the notes, the trustee, the conversion agent (if other than the trustee) and paying  agent (if other than the trustee) a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;
•	the effective date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the conversion rate and any adjustments to the conversion rate;
•

that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and

•	the procedures that holders must follow to require us to repurchase their notes.

If notes are held in certificated form, to exercise the fundamental change repurchase right, holders of certificated notes must deliver, prior to the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;
•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with applicable DTC procedures.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes, which must be $1,000 aggregate principal amount or an integral multiple thereof;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 aggregate principal amount or an integral multiple thereof.

If the notes are not in certificated form, such notice of withdrawal must comply with applicable DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date, subject to postponement to comply with applicable law. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the tender offer rules under the Exchange Act that may then be applicable;
•	file a Schedule TO or any other required schedule under the Exchange Act; and
•	otherwise comply in all material respects with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased by us on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders upon a fundamental change could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

Notwithstanding anything to the contrary in the foregoing, we will not be required to repurchase or make an offer to repurchase the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth in the indenture.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture relating to our obligations to repurchase the notes upon a fundamental change, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the indenture by virtue of such conflict.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes upon a fundamental change or entitled to an increase in the conversion rate upon conversion as described under ‘‘—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change’’ in circumstances involving a significant change in the composition of our board, unless such change is in connection with a fundamental change or make-whole fundamental change, as the case may be, as described herein.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of ‘‘all or substantially all’’ of the consolidated assets of us and our subsidiaries, taken as a whole.

There is no precise, established definition of the phrase ‘‘substantially all’’ under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of the consolidated assets of us and our subsidiaries, taken as a whole may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See ‘‘Risk Factors—Risks Related to the Notes.’’ The occurrence of a fundamental change could cause an event of default under, or be prohibited or limited by, the terms of existing or future senior debt. As a result, any repurchase of the notes would, absent a waiver, be prohibited under the subordination provisions of the indenture until the senior debt is paid in full.

We may not have the ability to raise the funds necessary to repurchase the notes for cash upon a fundamental change, and our future debt may contain limitations on our ability to repurchase the notes.’’ If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture, whether or not such repurchase is permitted by the subordination provisions of the indenture. Any such default may, in turn, cause a default under existing or future senior debt. See ‘‘—Ranking’’. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The indenture will provide that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of us and our direct or indirect subsidiaries, taken as a whole, to another person (other than one or more of our direct or indirect wholly owned subsidiaries), unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us or any of our direct or indirect wholly owned subsidiaries) shall succeed to, and may exercise every right and power of, ours under the notes and the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

This covenant includes a phrase relating to the sale, conveyance, transfer and lease of ‘‘all or substantially all’’ of the consolidated assets of us and our subsidiaries. There is no precise, established definition of the phrase ‘‘all or substantially all’’ under applicable law. Accordingly, whether a sale, conveyance, transfer or lease of less than all of the consolidated assets of us and our subsidiaries, taken as a whole, constitutes a sale or other disposition of ‘‘all or substantially all’’ may be uncertain.

This ‘‘—Consolidation, Merger and Sale of Assets’’ section replaces the section of the  accompanying prospectus under the heading ‘‘Description of Debt Securities—Consolidation, Merger or Sale’’ in its entirety.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Events  of Default

Each of the following is an event of default with respect to the  notes:

(1)

default in any payment of interest on any note when due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the subordination provisions of the indenture;

(2)

default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture;

(3)

our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, including the payment of any interest make-whole payment, and such failure continues for a period of five (5) business days;

(4)

our failure to give a fundamental change notice as described under ‘‘—Fundamental Change Permits Holders to Require Us to Repurchase Notes’’ or notice of a make-whole fundamental change as described under ‘‘Increase in Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change,’’ in each case, when due and such failure continues for three (3) business days after the due date for such  notice;

(5)	our failure to comply with our obligations under ‘‘—Consolidation, Merger and Sale of Assets;’’
(6)

our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;

(7)

default by us or any of our significant subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $10,000,000 (or its foreign currency equivalent) in the aggregate of ours and/or of any such significant subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness shall not have been paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the notes then outstanding in accordance with the indenture;

(8)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries; or
(9)

a final judgment or judgments for the payment of $10,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our significant subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have  been extinguished.

A ‘‘significant subsidiary’’ is a subsidiary that is a ‘‘significant subsidiary’’, as defined in Article 1, Rule 1‑02 of Regulation S-X promulgated by the SEC as in effect on the date of the indenture    provided that, in the case of a subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such subsidiary shall not be deemed to be a significant subsidiary unless the subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any noncontrolling interests for the last completed fiscal year prior to the date of such determination exceeds $10,000,000.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal amount of and accrued and unpaid interest, if any, on all outstanding notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In case of any event of default described in clause (8) above with respect to us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Notwithstanding the foregoing and notwithstanding the remedies afforded to the holders of the notes upon the occurrence and continuation of an event of default as set forth under ‘‘Description of Debt Securities—Events of Default under the Indenture’’ in the accompanying prospectus, the indenture will provide that, to the extent we elect, the sole remedy for an event of default under the indenture relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under ‘‘—Reports’’ below, will (x) for the first 180 days after the occurrence of such an event of default (beginning on, and including, the date on which such an event of default first occurs), consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum   of the principal amount of notes outstanding for each day during such 180‑day period on which such event of default is continuing and (y) for the period from, and including, the 181st day after the occurrence of such an event of default to, and including, the 365th day after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding for each day during such additional 185‑day period on which such event of default is continuing. In no event will the additional interest described in this paragraph accrue at a rate in excess of 0.25% per annum during the initial 180‑day period or 0.50% per annum during the subsequent 185‑day period pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other    event of default. In the event we do not elect to pay the additional interest following an event of  default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 365 days after  the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding two paragraphs, we must notify all holders of the notes, the trustee and the paying agent in writing of such election on or before the close of business on the date on which such event of default first occurs. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery on or after the applicable due date, as the case may be.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of  default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to the trustee in its reasonable judgment against any loss, liability, claim or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)   such holder has previously given the trustee written notice that an event of default with respect to the notes is continuing;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(2)   holders of at least 25% in aggregate principal amount of the outstanding notes have requested the trustee to pursue the remedy;

(3)   such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee in its reasonable judgment against any loss, liability, claim or expense;

(4)   the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)   the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60‑day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture will provide that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to security or indemnification reasonably satisfactory to the trustee in its reasonable judgment against any loss, liability or expense caused by taking or not taking such action.

The indenture will provide that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must send to each holder notice of the default within

90 days after it obtains such knowledge. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default under the indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any events which would constitute certain events of defaults, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such event of default has been cured.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.

This ‘‘—Events of Default’’ section replaces the section of the accompanying prospectus under the heading ‘‘Description of Debt Securities—Events of Default under the Indenture’’ in its entirety.

Modification and Amendment

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)    reduce the principal amount of notes whose holders must consent to an amendment;

(2)    reduce the rate of or extend the stated time for payment of interest on any note;

(3)    reduce the principal of or extend the stated maturity of any note;

(4)    make any change that adversely affects the conversion rights of any notes other than as required by the indenture;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(5)    reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)    make any note payable in a currency, or at a place of payment, other than that stated in the note;

(7)    change the ranking of the notes or modify the subordination provisions of the notes in a manner adverse to the holders of the notes;

(8)    make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture and/or the notes to:

(1)    cure any ambiguity, omission, defect or inconsistency;

(2)    provide for the assumption by a successor company of our obligations under the indenture and the notes;

(3)    add guarantees with respect to the notes;

(4)    secure the notes;

(5)    add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;

(6)    make any change that does not adversely affect the rights of any holder in any material respect;

(7)    in connection with any share exchange event described under ‘‘—Conversion Rights— Recapitalizations, Reclassifications and Changes of Our Common Stock’’ above, provide that the notes are convertible into reference property, subject to the provisions described under ‘‘—Conversion Rights—Settlement upon Conversion’’ above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;

(8)    increase the conversion rate as provided in the indenture;

(9)    provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

(10)  comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

(11)  provide for the acceptance of appointment by a successor trustee, registrar, paying agent, bid solicitation agent or conversion agent or facilitate the administration of the trusts under the indenture by more than one trustee or paying agent;

(12)  comply with the rules of any applicable securities depositary, including DTC, in a manner that does not adversely affect the rights of any holder; or

(13)  conform the provisions of the indenture to the ‘‘Description of Notes’’ section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet as evidenced in an officer’s certificate.;

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

This ‘‘—Modification and Amendment’’ section replaces the section of the accompanying prospectus under the heading ‘‘Description of Debt Securities—Modification of Indenture; Waiver’’ in its entirety.

Discharge

We may satisfy and discharge our obligations under the notes and the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash and/or (in the case of conversion) shares of common stock sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

This ‘‘—Discharge’’ section replaces the section of the accompanying prospectus under the heading ‘‘Description of Debt Securities—Discharge’’ in its entirety.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, accrued interest payable on the notes, the interest make-whole payment, the daily VWAP and the conversion rate of the notes (including any adjustments thereof). We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Reports

The indenture will provide that any annual or quarterly reports (on Form 10‑K or Form 10‑Q or any respective successor form) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b‑25 under the Exchange Act (or any successor rule)). Documents filed by us with the SEC via the EDGAR system (or any successor thereto) will be deemed to be delivered and filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto) it being understood that the trustee shall have no responsibility to determine if such filings have been made. Notwithstanding the foregoing, at any time we are otherwise not required to file documents or reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and the conversion obligation for the notes may be satisfied by the delivery of reference property consisting of, in whole or in part, another entity’s common stock, American depositary receipts, ordinary shares or other common equity, as the case may be, we may satisfy our obligations under this covenant by delivering or filing the financial information of such entity within the same time periods and in the same manner described above. Delivery of reports to the trustee is for information purposes only, and the trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein including our compliance with any covenants under the indenture (as to which the trustee is entitled to certificates).

Trustee

U.S. Bank National Association is the trustee, security registrar, paying agent and conversion agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The indenture will provide that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, will be governed by and construed in accordance with the laws of the State of New York.

This ‘‘—Governing Law’’ section replaces the section of the accompanying prospectus under the heading ‘‘Description of Debt Securities—Governing Law’’ in its entirety.

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Book-Entry, Settlement and Clearance

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the ‘‘global notes’’). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (‘‘DTC participants’’) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriter; and
•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriter are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a ‘‘banking organization’’ within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a ‘‘clearing corporation’’ within the meaning of the Uniform Commercial Code; and
•	a ‘‘clearing agency’’ registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and

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•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of notes and the shares of common stock into which the notes may be converted. This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary deals only with a note or share of common stock held as a capital asset by a beneficial owner who purchased the note on original issuance at its ‘‘issue price’’ (the first price at which a substantial portion of the notes is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) in this offering. This summary is general in nature and does not address all aspects of U.S. federal income taxes and does not address state, local, estate, gift or non-U.S. consequences. In addition, it does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

holders who may be subject to special tax treatment, including dealers in securities or currencies, banks, financial institutions, regulated investment companies, real estate investment trusts,tax-exempt entities, insurance companies, corporations that accumulate earnings to avoid U.S. federal income tax or traders in securities that elect to use a mark-to-market method of tax accounting for their securities;

•

persons holding notes or common stock as a part of an integrated or conversion transaction or a straddle or persons deemed to sell notes or common stock under the constructive sale provisions of the Code;

•	U.S. holders (as defined below) whose ‘‘functional currency’’ is not the U.S. dollar;
•

S corporations, partnerships or other entities classified as partnerships for U.S. federal income tax purposes or other pass through entities, or investors in such pass-through entities holding notes or our common stock; or

•	persons who are subject to the alternative minimum tax.

If an entity or arrangement treated as a partnership holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisor.

We have not sought, nor will we seek, a ruling from the Internal Revenue Service, or the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the notes or common stock or that any such position would not be sustained.

THIS SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. YOU SHOULD CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE NOTES OR THE SHARES OF OUR COMMON STOCK INTO WHICH THE NOTES ARE CONVERTIBLE ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR ANY OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY. IN ADDITION SIGNIFICANT CHANGES IN U.S. FEDERAL INCOME TAX LAWS WERE RECENTLY ENACTED. YOU SHOULD ALSO CONSULT WITH YOUR TAX ADVISOR WITH RESPECT TO SUCH CHANGES IN U.S. TAX LAW AS WELL AS POTENTIAL CONFORMING CHANGES IN STATE TAX LAWS.

As used herein, the term ‘‘U.S. holder’’ means a beneficial owner of notes or shares of common stock received upon conversion of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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•

a trust, if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A ‘‘non-U.S. holder’’ is a beneficial owner (other than a partnership, or any entity treated as a partnership for U.S. federal income tax purposes) of notes or shares of common stock received upon conversion of the notes that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as individuals who are U.S. expatriates or former long-term residents of the United States, entities that are ‘‘controlled foreign corporations’’ or ‘‘passive foreign investment companies’’ and certain non-U.S. holders that are subject to the Medicare net investment income tax. Consequently, non-U.S. holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Consequences to U.S. Holders

Interest

It is anticipated, and this discussion assumes, that the notes will be issued with less than a de minimis amount of original issue discount, if any (as determined under the Code). In such case, stated interest on a note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional Amounts

As described under the heading ‘‘Description of Notes—Events of Default’’ we may pay additional interest on the notes in certain circumstances. We intend to take the position that the possibility of such payments should not cause the notes to be treated as contingent payment debt instruments. This position is based in part on our assessment that the possibility, as of the date of issuance of the notes, that such additional amounts will be paid is remote. Assuming such position is respected, any additional interest paid to a U.S. holder as described under the heading ‘‘Description of Notes—Events of Default’’ would be taxable as additional ordinary income when received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

In addition, as described under the headings ‘‘Description of Notes—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change’’ and ‘‘Description of Notes—Interest Make-Whole Payment upon Certain Conversions,’’ upon certain conversions of the notes we may pay additional shares in certain circumstances. Due to a lack of relevant authority regarding certain of these payments, the applicability to the notes of Treasury Regulations governing contingent payment debt instruments is uncertain. In particular, the effect of the interest make-whole payment described in ‘‘Description of Notes—Interest Make-whole Payment upon Certain Conversions’’ on the tax treatment of the notes is unclear. Although not free from doubt, we intend to take the position that the possibility of such payments does not result in the notes being treated as contingent payment debt instruments under the applicable Treasury Regulations. This position is based in part of the facts that the payments will be made in shares of stock and will be made only to holders who are converting their notes under certain circumstances and as result are most appropriately treated as a change in conversion rate, however denominated or measured. Depending upon the circumstances, such additional shares may be taxed as deemed dividends to you as described under ‘‘—Constructive Distributions.’’

Our position that the notes are not contingent payment debt instruments is binding on each U.S. holder unless such U.S. holder discloses its contrary position to the IRS in the manner required by applicable Treasury Regulations. Our position that the notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS successfully challenged this position, and the notes were treated as contingent payment debt instruments because of the possibility of such payments or such increase, U.S. holders would, among other things, be required to accrue interest income at a higher rate than the stated interest rate on the notes and to treat any gain recognized on the sale or other disposition of a note (including any gain realized on the conversion of a note) as ordinary income rather than as capital gain. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale, Exchange, Repurchase or Other Taxable Disposition of Notes

A U.S. holder will generally recognize gain or loss upon the sale, exchange, repurchase or other taxable disposition of a note, equal to the difference between the sum of the cash plus the fair market value of any other property received upon such disposition (excluding any amount attributable to accrued but unpaid interest, which will be treated as described above under ‘‘—Interest’’) and such U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will generally be equal to the amount that the U.S. holder paid for the note, plus the amount, if any, included in income by the U.S. holder on an adjustment to the conversion rate of the notes, as described in ‘‘—Constructive Distributions’’ below. If, at the time of the sale, exchange, repurchase or other taxable disposition of the note, a U.S. holder held the note for more than one year, such gain or loss will be long-term capital

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gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, will generally be subject to a reduced rate of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Conversion of Notes

If a U.S. holder presents a note for conversion, a U.S. holder will receive shares of our common stock and may receive cash in lieu of a fractional share of common stock. As described in ‘‘Description of the Notes—Conversion Rights—General,’’ our delivery of common stock upon conversion will be deemed to satisfy our obligation with respect to accrued and unpaid interest on the notes. A U.S. holder generally will not recognize any income, gain or loss on the conversion, except with respect to cash received in lieu of a fractional share of common stock and the fair market value of any common stock attributable to accrued and unpaid interest, subject to the discussion below under ‘‘—Constructive Distributions’’ regarding the possibility that the adjustment to the conversion rate of notes converted in connection with a make-whole fundamental change or the additional shares received as an interest make-whole payment upon certain conversions may be treated as a deemed distribution. The U.S. holder’s aggregate tax basis in the common stock (including any fractional share for which cash is paid, but excluding shares attributable to accrued interest) will equal the U.S. holder’s tax basis in the note. The U.S. holder’s holding period in the common stock (other than shares attributable to accrued interest) will include the holding period in the note.

Cash received in lieu of a fractional share of our common stock upon a conversion of a note should be treated as a payment in exchange for the fractional share of our common stock. Accordingly, the receipt of cash in lieu of a fractional share of our common stock should generally result in capital gain or loss, if any, measured by the difference between the cash received for the fractional share of our common stock and a U.S. holder’s tax basis allocable to such fractional share of our common stock. A U.S. holder’s tax basis in a fractional share of our common stock will be determined by allocating such holder’s tax basis in the shares of our common stock between the shares of our common stock actually received and the fractional share of our common stock deemed received upon conversion, in accordance with their respective fair market values.

The fair market value of the shares of our common stock you receive with respect to accrued interest will be taxed as payment of interest and included in income as described above under ‘‘—Interest.’’ A U.S. holder’s tax basis in common stock attributable to accrued interest will equal its fair market value on the date of receipt and the holding period for such stock will commence on the day after the date of receipt.

Exchange in Lieu of Conversion

If a U.S. holder surrenders notes for conversion, we direct the notes to be offered to a financial institution for exchange in lieu of conversion, and the designated institution accepts the notes and delivers shares of our common stock (and cash in lieu of a fractional share of our common stock, if applicable) in exchange for the notes, the U.S. holder will be taxed on the transfer as a sale or exchange of the notes, as described above under ‘‘—Sale, Exchange, Repurchase or Other Taxable Disposition of Notes.’’ In such case, a U.S. holder’s tax basis in the common stock received will equal the fair market value of the stock on the date of the exchange, and the holder’s holding period in the shares of common stock received will begin the day after the date of the exchange.

Possible Effect of the Change in Conversion Consideration

In the event we undergo certain of the events described under ‘‘Description of Notes— Recapitalizations, Reclassifications and Changes of Our Common Stock’’ or ‘‘Description of Notes— Consolidation, Merger and Sale of Assets,’’ the conversion rate and the related conversion consideration may be adjusted such that a U.S. holder would be entitled to convert its notes into shares, property or assets other than our common stock.

Depending on the facts and circumstances at the time of such event, such adjustment may result in a deemed exchange of the outstanding notes, which may be a taxable event for U.S. federal income tax purposes. Whether or not such an adjustment results in a deemed exchange of the outstanding notes, a subsequent conversion of the notes might be treated as a fully taxable disposition of the notes if the property into which the notes are convertible is no longer stock of the notes’ obligor. Furthermore, depending on the circumstances, the U.S. federal income tax consequences of the exchange or conversion of the notes as well as the ownership of the notes and the shares may be different from the U.S. federal income tax consequences addressed in this disclosure. A U.S. holder should consult its tax advisor regarding the U.S. federal income tax consequences of such an adjustment.

Constructive Distributions

The conversion rate of the notes will be adjusted in certain circumstances. Adjustments (or failures to make adjustments) that have the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a

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deemed distribution to a U.S. holder for U.S. federal income tax purposes even though no cash or property is received. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution to a U.S. holder. Certain of the possible conversion rate adjustments provided in the notes (including, without limitation, adjustments with respect to taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a U.S. holder will be deemed to have received a distribution even though the U.S. holder has not received any cash or property as a result of such adjustments. In addition, an adjustment to the conversion rate in connection with a make-whole fundamental change and the issuance of additional shares received as an interest make-whole payment upon certain conversions may be treated as a deemed distribution. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain as described in ‘‘—Distributions’’ below. However, U.S. holders should consult with their own tax advisors as to whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate U.S. holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Because a constructive dividend deemed received by a U.S. holder would not give rise to any cash from which any applicable withholding could be satisfied, if backup withholding is paid on behalf of a U.S. holder (because such U.S. holder failed to establish an exemption from backup withholding), such backup withholding may be withheld from payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock).

Generally, a U.S. holder’s adjusted tax basis in a note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the notes.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of notes not exempt from reporting. On April 12, 2016, the IRS proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment (determined at the same time), (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual distribution of cash or property that results in the deemed distribution and we are required to report the amount of any deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Distributions

Distributions, if any, made on our common stock generally will be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period and other requirements for treatment of such dividends as ‘‘qualified dividend income’’ are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.

Sale or Other Taxable Disposition of Common Stock

Upon the sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition.

Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.

Medicare Tax on Net Investment Income

Generally, a 3.8% Medicare contribution tax is imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of

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certain estates and trusts. Interest and dividends received (or deemed to be received) by holders of the notes and our common stock and capital gains from the sale or other disposition of notes or common stock generally will constitute net investment income and be subject to the 3.8% tax. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to them.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of interest on the notes (including any additional interest that we may pay under circumstances described above under the heading ‘‘Description of Notes—Events of Default’’) and dividends on shares of common stock (including constructive dividends deemed paid) and to the proceeds of a sale of a note or share of common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding (currently at a 24% rate) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Consequences to Non-U.S. Holders

Payments of Interest

Subject to the discussions of backup withholding and withholding on foreign accounts below, U.S. federal income tax and the 30% U.S. federal withholding tax will not be applied to any payment of interest on a note to a non-U.S. holder provided that:

•	such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;
•

the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and
•

the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W‑8BEN or IRS Form W‑8BEN-E (or other applicable form)) or (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediaries or foreign partnerships satisfy the certification requirements of applicable Treasury Regulations.

Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, the gross amounts of interest paid will generally be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed (1) IRS Form W‑8BEN or IRS Form W‑8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W‑8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includible in the non-U.S. holder’s gross income. If a non-U.S. holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base, then (although the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied) the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends and Constructive Distributions

Any dividends paid to a non-U.S. holder with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see ‘‘—Constructive Distributions’’ above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business within the United States and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or a U.S. fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification requirements and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. Because a constructive dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding taxes are paid on behalf of a non-U.S. holder, those withholding taxes may be withheld from payments of cash and common stock payable on the notes (or, in certain circumstances, against any payments on the common stock) or sales proceeds received by or other funds or assets of such holder.

A non-U.S. holder of shares of common stock that wishes to claim the benefit of an applicable income tax treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, it may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange, Repurchase or Conversion of Notes or Shares of Common Stock

Subject to the discussions of backup withholding and withholding on foreign accounts below, any gain realized by a non-U.S. holder on the sale, exchange, repurchase or other taxable disposition of a note or common stock (including an exchange of notes in lieu of conversion) or a conversion of notes will not be subject to U.S. federal income tax unless:

•

that gain is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or a U.S. fixed base);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•

we are or have been a ‘‘U.S. real property holding corporation,’’ or a USRPHC, for U.S. federal income tax purposes during the shorter of the non-U.S. holder’s holding period or the five-year period ending on the date of disposition of the notes or common stock, as the case may be, and our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or other disposition occurs.

If a non-U.S. holder’s gain is described in the first bullet point above, such holder will be subject to tax at regular graduated U.S. federal income tax rates on the net gain derived from the sale, exchange, repurchase conversion or other taxable disposition of a note or common stock, generally in the same manner as if such holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that recognizes gain described in the first bullet point above, such holder may also be subject to the branch profits tax equal to 30% (or such lower rate as may be prescribed under an applicable U.S. income tax treaty) of its effectively connected earnings and profits.

If a non-U.S. holder is described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain recognized on the sale, exchange, repurchase conversion or other taxable disposition of a note or common stock (which gain may be offset by certain U.S.-source capital losses), even though the holder is not considered a resident of the United States. Any amounts (including common stock) which a non-U.S. holder receives on a sale, exchange, repurchase conversion or other taxable disposition of a note which are attributable to accrued interest will be taxable as interest and will be subject to the rules described above under ‘‘—Payments of Interest.’’

In general, we would be a USRPHC if the fair market value of our U.S. real property interests equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business. We believe that we are not, and we do not anticipate becoming, a USRPHC for U.S. federal income tax purposes. However, there can be no assurance that we will not become a USRPHC in the future.

Information Reporting and Backup Withholding

Generally, we or an applicable withholding agent must report annually to the IRS and to non-U.S. holders the amount of interest (including any additional interest that we may be required to pay under circumstances described under ‘‘Description of Notes—Events of Default’’) and dividends paid to non-U.S. holders (including constructive dividends deemed paid) and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest, dividends and withholding

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may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty. In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make, provided the statement described above in the last bullet point under ‘‘—Payments of Interest’’ has been received (and we or an applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient). In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding at a rate of 24% with respect to payments of the proceeds of the sale of a note or share of common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received (and the payer does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, that is not an exempt recipient) or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is furnished timely to the IRS.

Withholding on Foreign Accounts

The Foreign Account Tax Compliance Act, or FATCA, imposes withholding at a 30% rate on certain types of ‘‘with holdable payments’’ (including interest or constructive dividends paid on, and the gross proceeds from the sale or other disposition of, certain debt instruments, and dividends paid on, and the gross proceeds from the sale or other disposition of, stock in a U.S. corporation) made to a ‘‘foreign financial institution’’ or to a ‘‘non-financial foreign entity’’ (all as defined in the Code) (whether such foreign financial institution or non-financial foreign entity is the beneficial owner or an intermediary), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any ‘‘substantial United States owners’’ (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities (as defined in applicable Treasury Regulations), annually report certain information about such accounts and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign governments may enter into an agreement with the IRS to implement FATCA in a different manner.

Under recently issued Treasury Regulations and official guidance FATCA withholding currently applies to payments of interest on the notes and dividends on our shares and will apply to payments of gross proceeds from the sale or other disposition of the notes or our shares on or after January 1, 2019. Prospective investors should consult their tax advisors regarding the application of FATCA to the notes and our common stock.

Dividend Equivalents

Section 871(m) of the Code requires withholding (of up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are treated as being contingent upon or determined by reference to U.S.-source dividends. Under Treasury Regulations and other guidance issued in connection with Section 871(m), Section 871(m) will apply to financial instruments issued in 2017 and 2018 only if they are ‘‘delta-one.’’ A ‘‘delta-one’’ instrument is one in which, the ratio of the change in the fair market value of the instrument to a small change in the fair market value of the property referenced by the instrument is equal to 1.00. We do not believe that the notes are delta-one instruments. Accordingly, non-U.S. holders of the notes should not be subject to tax under Section 871(m). Non-U.S. holders should consult with their tax advisors regarding the application of Section 871(m) and the regulations thereunder in respect of their acquisition and ownership of the notes.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

UNDERWRITING

We entered into an underwriting agreement with BTIG, LLC, or the underwriter. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the principal amount of notes as set forth below:

Principal Amount
Underwriter	of Notes
BTIG, LLC	$
Total	$

The underwriting agreement provides that the underwriter is obligated to purchase all of the notes if any are purchased. The underwriting agreement also provides that, if the underwriter defaults, the offering may be terminated. The obligations of the underwriter under the underwriting agreement are subject to the satisfaction of certain conditions.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter initially proposes to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriter may offer the notes to selected dealers at the public offering price minus a concession of up to  % of the principal amount. After the initial offering, the underwriter may change the public offering price and any other selling terms. The underwriter may offer and sell notes through certain of its affiliates.

The following table shows the underwriting discounts and commissions to be paid to the underwriter by us in connection with this offering, assuming both no exercise and full exercise of the underwriter’s over-allotment option described below.

Paid by Us

	No exercise	Full exercise
Per note	$	$
Total	$	$

We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $      . We have agreed to reimburse the underwriter for expenses up to $75,000.

A prospectus in electronic format may be made available on the web site maintained by the underwriter, or selling group members, if any, participating in the offering. The underwriter may agree to allocate notes to selling group members, if any, for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriter and selling group members, if any, that may make Internet distributions on the same basis as other allocations.

Option to Purchase Additional Notes

We have granted the underwriter the right to purchase, exercisable within a 30‑day period from the date of this prospectus supplement, up to an additional $          principal amount of notes from us solely to cover over-allotments. If any additional notes are purchased with this option, the underwriter will offer such additional notes on the same terms as those on which the notes are being offered.

New Issue of Notes

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

The underwriter has advised us that it intends to make a market in the notes, but that it is not obligated to do so. The underwriter may discontinue any market-making in the notes at any time in its sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial public offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

No Sale of Similar Securities

Our executive officers and directors and certain of our existing security holders have agreed not to sell or transfer any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement, subject to specified exceptions, including limited allowance for sales of common stock pursuant to a plan established pursuant to Rule 10b5‑1 under the Exchange Act, without first obtaining the written consent of the underwriter. Specifically, these persons have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, sell, assign, transfer, lend, contract to sell any common stock;
•	sell any option or contract to purchase any common stock;
•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant to purchase any common stock;
•	otherwise transfer or dispose of any common stock;
•	exercise any right with respect to the registration of any, or file or cause to be filed any registration statement in connection with, our common stock;
•

enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of common stock, whether any such swap or transaction is to be settled by delivery of common stock or other securities, in case or otherwise; or

•	engage in any short selling of any common stock.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the lock-up agreement or for which the person executing the lock-up agreement later acquires the power of disposition.

Furthermore, we have agreed not to issue or sell any common stock or securities convertible into or exchangeable or exercisable for common stock, for 90 days after the date of this prospectus supplement, subject to specified exceptions, without first obtaining the written consent of the underwriter. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

•	issue, pledge, sell, contract to sell, sell any option or contract to purchase any common stock;
•	purchase any option or contract to sell any common stock;
•	grant any option, right or warrant to purchase any common stock;
•	otherwise transfer or dispose of any common stock;
•	file with the SEC a registration statement under the Securities Act relating to common stock;
•	publicly disclose the intention to make any offer, sale, pledge, disposition or filing relating to common stock; or
•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of common stock.

This lock-out provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned by us now or acquired by us later or for which we later acquire the power of disposition.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Price Stabilization and Short Positions; Purchase of Common Stock

In connection with the offering of the notes, the underwriter may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriter. Stabilizing transactions involve bids to purchase the notes or our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

These acquisitions could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock. See ‘‘Use of Proceeds.’’

In addition, in connection with this offering the underwriter (and selling group members, if any) may engage in passive market making transactions in our common stock prior to the pricing and completion of this offering. Passive market making consists of displaying bids no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

Foreign Jurisdictions

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Other Relationships

The underwriter and its affiliates have engaged in, or may in the future engage in, investment banking, advisory and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LEGAL MATTERS

Certain legal matters relating to the issuance of the notes offered by this prospectus supplement will be passed upon for us by Cooley LLP, Reston, Virginia. O’Melveny & Myers LLP, San Francisco, California, is counsel to the underwriter in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016 as set forth in their report (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 2 to the consolidated financial statements), which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2014 incorporated in this prospectus supplement by reference to the Annual Report on Form 10‑K for the year ended December 31, 2016 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.senseonics.com. Our website is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C.      20549. Please call the SEC at 1‑800‑SEC‑0330 for further information on the operation of the Public Reference Room.

This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or any document previously incorporated by reference have been modified or superseded. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001‑37717. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

•	our Annual Report on Form 10‑K for the year ended December 31, 2016, which was filed with the SEC on February 23, 2017;
•	our Quarterly Reports on Form 10‑Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017, filed with the SEC on May 4, 2017, August 9, 2017 and October 31, 2017, respectively;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•

our Current Reports on Form 8‑K filed with the SEC on January 26, 2017, March 30, 2017, May 25, 2017, May 30, 2017, August 18, 2017 and September 12, 2017, to the extent the information in such reports is filed and not furnished;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2017 (other than the portions thereof which are furnished and not filed); and
•

the description of our common stock contained in our Registration Statement on Form 8‑A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purposes of updating this description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Senseonics Holdings, Inc.
Attn: R. Don Elsey, Chief Financial Officer
20451 Seneca Meadows Parkway
Germantown, MD 20876‑7005
(301) 515‑7260

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

PROSPECTUS

Senseonics Holdings, Inc.

$150,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer up to $150,000,000 of any combination of the securities described in this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common stock is traded on the NYSE-MKT under the symbol ‘‘SENS.’’ On March 31, 2017, the last reported sales price of our common stock was $1.79 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the NYSE-MKT or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled ‘‘Plan of Distribution’’ in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading ‘‘Risk Factors’’ contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 17, 2017.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	6
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS	7
USE OF PROCEEDS	7
DESCRIPTION OF CAPITAL STOCK	8
DESCRIPTION OF DEBT SECURITIES	13
DESCRIPTION OF WARRANTS	20
LEGAL OWNERSHIP OF SECURITIES	22
PLAN OF DISTRIBUTION	25
LEGAL MATTERS	27
EXPERTS	27
WHERE YOU CAN FIND MORE INFORMATION	27
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	27
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	28

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S‑3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a ‘‘shelf’’ registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading ‘‘Incorporation of Certain Information By Reference,’’ before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading ‘‘Where You Can Find More Information.’’

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading ‘‘Risk Factors’’ contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms ‘‘Senseonics,’’ ‘‘the Company,’’ ‘‘we,’’ ‘‘us’’ and ‘‘our’’ refer to Senseonics Holdings, Inc. and, where appropriate, our subsidiary. We use Senseonics, the Senseonics logo and Eversense as trademarks in the United States and other countries. All other trademarks or trade names referred to in this prospectus are the property of their respective owners.

Our Company

We are a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. Our first generation continuous glucose monitoring, or CGM, system, Eversense, is a reliable, long-term, implantable CGM system that we have designed to continually and accurately measure glucose levels in people with diabetes for a period of up to 90 days, as compared to five to seven days for currently available CGM systems. We believe Eversense will provide people with diabetes with a more convenient method to monitor their glucose levels in comparison to the traditional method of self-monitoring of blood glucose, or SMBG, as well as currently available CGM systems. In our U.S. pivotal clinical trial, we observed that Eversense measured glucose levels over 90 days with a degree of accuracy superior to that of other currently available CGM systems. Our Eversense system is currently approved for sale in Europe and we submitted our pre-market approval, or PMA, application to the U.S. Food and Drug Administration, or FDA, in October 2016. We expect the PMA process could take between six and 18 months. We  intend  to initiate commercial launch in the United States immediately upon receipt of PMA approval.

Diabetes is a chronic, life-threatening disease for which there is no known cure. The disease is caused by the body’s inability to produce or effectively utilize the hormone insulin, which prevents the body from adequately regulating blood glucose levels. If diabetes is not managed properly, it can lead to serious health conditions and complications, including heart disease, limb amputations, loss of kidney function, blindness, seizures, coma and even death. According to the International Diabetes Federation, or IDF, an estimated 415 million people worldwide had diabetes in 2015. The number of people with diabetes worldwide is estimated to grow to 642 million by 2040 due to various reasons, including changes in dietary trends, an aging population and increased prevalence of the disease in younger people. Diabetes is typically classified into two primary types. Type 1 diabetes is an autoimmune disorder that usually develops during childhood and is characterized by the inability of the body to produce insulin, resulting from destruction of the insulin producing beta cells of the pancreas. Type 2 diabetes is a metabolic disorder that results when the body is unable to produce sufficient amounts of insulin or becomes insulin resistant. People with Type 1 diabetes must administer insulin, either by injection or insulin pump, to survive. People with Type 2 diabetes may require diet and nutrition management, exercise, oral medications or the administration of insulin to regulate blood glucose levels.

In an attempt to maintain blood glucose levels within the normal range, many people with diabetes seek to actively monitor their blood glucose levels. The traditional SMBG method of glucose monitoring requires lancing the fingertips, commonly referred to as fingersticks, multiple times per day and night to obtain a blood drop to be applied to a test strip inside a blood glucose meter. This   method of monitoring glucose levels is inconvenient and can be painful and, because each measurement represents a single blood glucose value at a single point in time, it provides limited information regarding trends in blood glucose levels. In contrast, CGM systems are generally less painful and involve the insertion of sensors into the body to measure glucose levels in the interstitial fluid throughout the day and night, providing real-time data that shows trends in glucose measurements.

Since CGM measurements from interstitial tissue are inherently less accurate than test-strip measurements made directly from the blood, the FDA and other device regulators historically have required that CGMs be labeled and marketed as ‘‘adjunctive’’ to test-strip measurements, with instructions that patients confirm CGM measurements with test-strip measurements using blood obtained from fingersticks prior to self-medicating. Recent improvements in the accuracy of CGM systems have led to the FDA issuing the first ‘‘non-adjunctive’’ label in 2016. We expect that the approval of the Eversense PMA will have an ‘‘adjunctive’’ label initially. Our plans will be to pursue a ‘‘non-adjunctive’’ label as soon as possible. Currently available CGM systems are often inconvenient,

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

requiring frequent sensor replacement and an extra device, called a receiver, to monitor glucose readings, and have limited safety features.

We have designed Eversense to continually and accurately measure glucose levels under the skin for up to 90 days, as compared to five to seven days for currently available CGM systems. Eversense also includes additional safety features that warn the user before the occurrence of adverse events and provide distinct on-body vibrations in a number of situations, such as when low or high glucose levels are reached. We believe that Eversense provides a more convenient method of continuous glucose monitoring by providing longer duration, equal or superior accuracy, state of the art communications and analytical capabilities, on-body alarms and alerts and the convenience of being able to take the transmitter on and off with no loss of the sensor.

We initiated our U.S. pivotal trial in January 2016 and completed this trial in July 2016. In November 2016, at the Diabetes Technology Meeting we presented the trial data. This trial, which was fully enrolled with 90 subjects, was conducted at eight sites in the United States. In the trial, we measured the accuracy of Eversense measurements through 90 days after insertion. We also assessed safety through 90 days after insertion or through sensor removal. In the trial, we observed a mean absolute relative difference, or MARD, of 8.8% utilizing two calibration points for Eversense across the 40‑400 mg/dL range when compared to YSI blood reference values during the 90‑day continuous wear period. We  also observed a MARD of 9.5% utilizing one calibration point for Eversense across  the

40‑400mg/dL range when compared to YSI blood reference values during the 90‑day continuous wear period.

Corporate Information

We were originally incorporated as ASN Technologies, Inc. in Nevada on June 26, 2014. On December 7, 2015, pursuant to the Merger Agreement and the transactions contemplated thereby, or the Acquisition, we acquired Senseonics, Incorporated, a medical technology company focused on the design, development and commercialization of glucose monitoring systems to improve the lives of people with diabetes by enhancing their ability to manage their disease with relative ease and accuracy. From its inception in 1996 until 2010, Senseonics, Incorporated devoted substantially all of its resources to researching various sensor technologies and platforms. Beginning in 2010, the company narrowed its focus to designing, developing and refining a commercially viable glucose monitoring system.

In connection with the Acquisition, we reincorporated in Delaware and changed our name to Senseonics Holdings, Inc. Upon the closing of the Acquisition, Senseonics, Incorporated merged with a wholly-owned subsidiary of ours formed solely for that purpose and became our wholly-owned subsidiary.

Our principal executive offices are located at 20451 Seneca Meadows Parkway, Germantown, Maryland 20876‑7005. Our telephone number is (301) 515‑7260. Our website is located at http://www.senseonics.com. We do not incorporate by reference into this prospectus the information on, or accessible through, our website, and you should not consider it as part of this prospectus.

Implications of Being an Emerging Growth Company

We qualify as an ‘‘emerging growth company’’ as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These  provisions include:

•	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected consolidated financial data in this prospectus;
•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;
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not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial  statements;

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and
•	exemptions from the requirements of holding nonbinding advisory votes on executive compensation and stockholder approval of any golden parachute payments not previously approved.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more; (b) December 31, 2019; (c) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous six years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the  SEC. We may choose to take advantage of some but not all of these reduced burdens. For example, we have taken advantage of the reduced reporting requirements with respect to disclosure regarding our executive compensation arrangements, have presented only two years of audited financial statements and only two years of related ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ disclosure in our public filings, and have taken advantage of the exemption from auditor attestation on the effectiveness of our internal control over financial reporting. To the extent that we take advantage of these reduced burdens, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, with a total value of up to $150,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;
•	aggregate principal amount or aggregate offering price;
•	maturity, if applicable;
•	original issue discount, if any;
•	rates and times of payment of interest or dividends, if any;
•	redemption, conversion, exchange or sinking fund terms, if any;
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conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•	ranking;
•	restrictive covenants, if any;
•	voting or other rights, if any; and
•	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;
•	applicable fees, discounts and commissions to be paid to them;
•	details regarding over-allotment options, if any; and
•	the estimated net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of our common stock are entitled to receive ratably such dividends as may be declared by our board of directors out of legally available funds.

Upon our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding shares of preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate up to 5,000,000 shares of preferred stock in one or more series and to determine the designations, voting powers, preferences and rights of each series of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series, any or all of which may be greater than the rights of the common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit  to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or preferred stock. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading ‘‘Risk Factors’’ contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10‑K for the year ended December 31, 2016, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements.

These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled ‘‘Business,’’ ‘‘Risk Factors’’ and ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ incorporated by reference from our most recent Annual Report on Form 10‑K and in our Quarterly Reports on Form 10‑Q, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

•	the timing and availability of data from our clinical trials;
•	the timing of our planned regulatory filings;
•	the timing of and our ability to obtain and maintain regulatory approval of Eversense;
•	the clinical utility of Eversense;
•	our ability to develop future generations of Eversense;
•	our ability to access our credit facilities in the future;
•	our future development priorities;
•	our ability to obtain adequate reimbursement and third-party payor coverage for Eversense;
•	our expectations about the willingness of healthcare providers to recommend Eversense to people with diabetes;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our ability to comply with applicable regulatory requirements;
•	our ability to maintain our intellectual property position;
•	our estimates regarding the size of, and future growth in, the market for CGM systems;
•	our estimates regarding the period of time for which our current capital resources will be sufficient to fund our continued operations; and
•	our estimates regarding our future expenses and needs for additional financing.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

In some cases, you can identify forward-looking statements by the words ‘‘may,’’ ‘‘might,’’ ‘‘can,’’ ‘‘will,’’ ‘‘to be,’’ ‘‘could,’’ ‘‘would,’’ ‘‘should,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘objective,’’ ‘‘anticipate,’’

‘‘believe,’’ ‘‘estimate,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘potential,’’ ‘‘likely,’’ ‘‘continue’’ and ‘‘ongoing,’’ or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking  statements.

You should refer to the ‘‘Risk Factors’’ section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward- looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby for working capital, capital expenditures and general corporate purposes. We may also use a portion of the net proceeds to invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws are summaries. You should also refer to the amended and  restated certificate of incorporation and the amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

Under our amended and restated certificate of incorporation we are authorized to issue up to 250,000,000 shares of common stock, $0.001 par value per share, and 5,000,000 shares of preferred stock, $0.001 par value per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of March 31, 2017, we had outstanding 94,091,750 shares of common stock.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted  to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Registration Rights

We and certain holders of our common stock have entered into a registration rights agreement.

The registration rights provisions of this agreement provide those holders with demand, piggyback and Form S‑3 registration rights. The shares subject to such rights are referred to herein as ‘‘Registrable Shares.’’

In addition, pursuant to the terms of our certain of our warrants to purchase common stock held by Oxford Finance LLC, or Oxford, Oxford has piggyback registration rights with respect to the shares of common stock issuable upon the exercise of the warrants on the same terms as are set forth in the registration  rights agreement.

Demand Registration Rights

The holders of at least a majority of the Registrable Shares in the aggregate, or a lesser percent if the anticipated aggregate offering price would exceed $10.0 million, have the right to demand that we filed up to a total of two registration statements. These registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to effect the registration as expeditiously as possible. An aggregate of approximately 33.8 million shares of common stock are entitled to these demand registration rights.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Piggyback Registration Rights

If we propose to register any of our securities under the Securities Act of 1933, as amended, either for our own account or for the account of other stockholders, the holders of Registrable Shares and Oxford will each be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to specified conditions and limitations, including the right of a managing underwriter to limit the number of shares included in any such registration under specified circumstances. An aggregate of approximately 34.1 million shares of common stock are entitled to these piggyback registration rights. The holders of piggyback registration rights under our registration rights agreement and Oxford have waived these rights as they may apply to the filing of the registration statement of which this prospectus is a part.

Registration on Form  S‑3

If we are eligible to file a registration statement on Form S‑3, the holders of Registrable Shares will be entitled, upon their written request, to have such shares registered by us on a Form S‑3 registration statement at our expense, provided that such requested registration has an anticipated aggregate offering size to the public of at least $1.0 million and subject to other specified conditions and limitations. An aggregate of approximately 33.8 million shares of common stock are entitled to these Form S‑3 registration rights.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S‑3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The registration rights granted under the registration rights agreement will terminate on August 4, 2025 or, if earlier, with respect to a particular holder, at such time as that holder and its affiliates may sell all of their shares of common stock pursuant to Rule 144 under the Securities Act without any restrictions on volume.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, or the Restated Certificate, our board of directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or stock exchange listing rules), to designate and issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, powers, preferences, privileges and relative participating, optional or special rights and the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the common stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

The board of directors, without stockholder approval, can issue preferred stock with voting, conversion or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and may adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation.

Our board of directors will fix the designations, voting powers, preferences and rights of the each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form  of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;
•	the number of shares we are offering;
•	the liquidation preference per share;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	the purchase price per share;
•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•	the procedures for any auction and remarketing, if any;
•	the provisions for a sinking fund, if any;
•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•	any listing of the preferred stock on any securities exchange or market;
•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;
•	preemption rights, if any;
•	restrictions on transfer, sale or other assignment, if any;
•	whether interests in the preferred stock will be represented by depositary shares;
•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Antitakeover Effects of Provisions of Charter Documents and Delaware Law

Charter Documents. Our Restated Certificate and Amended and Restated Bylaws, or Bylaws, each as amended to date, include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of our company. First, our board of directors is classified into three classes of directors. Under Delaware law, directors of a corporation with a classified board may be removed only for cause unless the corporation’s certificate of incorporation provides otherwise. Our Restated Certificate does not provide otherwise. In addition, the Restated Certificate provides that all stockholder action must be effected at a duly called meeting  of stockholders and not by a consent in writing. Further, our Bylaws limit who may call special meetings of the stockholders. Our Restated Certificate does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. Finally, our Bylaws establish procedures, including advance notice procedures, with regard to the nomination of candidates for election as directors and stockholder proposals. These and other provisions of our Restated Certificate and Bylaws and Delaware law could discourage potential acquisition proposals and could delay or prevent a change in control or management of our company.

Delaware Takeover Statute. We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. Section 203 generally prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

•

the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•

upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to the date the person became an interested stockholder, the board of  directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 662⁄3% of the outstanding stock of the corporation not owned by the interested stockholder.

Section 203 of the DGCL defines a ‘‘business combination’’ to include any of the following:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;
•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or
•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an ‘‘interested stockholder’’ as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A., and its address is 250 Royall Street, Canton, Massachusetts 02021. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on the  NYSE-MKT

Our common stock is listed on the NYSE-MKT under the symbol  ‘‘SENS.’’

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended,

or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indentures is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as ‘‘discount securities,’’ which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with ‘‘original issue discount,’’ or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being  offered, including:

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;
•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a ‘‘United States person’’ for federal tax purposes;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the  same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to comply with the provisions described above under ‘‘Description of Debt Securities— Consolidation, Merger or Sale;’’
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under ‘‘Description of Debt Securities—General’’ to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange  and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business  on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Outstanding Debt Securities

On June 30, 2016, we entered into an Amended and Restated Loan and Security Agreement with the Oxford and Silicon Valley Bank, or SVB. Pursuant to the Amended and Restated Loan and Security Agreement, we may potentially borrow up to an aggregate principal amount of $30.0 million in the following four tranches: $15.0 million, or the Tranche 1 Term Loan; $5.0 million, or the Tranche 2 Term Loan; $5.0 million, or the Tranche 3 Term  Loan; and $5.0 million, or the Tranche  4 Term  Loan. We refer to each

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

of the tranches as a Term Loan, and collectively, the Term Loans. The funding conditions for the Tranche  1 Term  Loan were satisfied as of June 30, 2016. Therefore, we issued  secured notes to Oxford and SVB for aggregate gross proceeds of $15.0 million on June 30, 2016. We used approximately $11.0 million from the proceeds from the Tranche 1 Term Loan to repay the outstanding balance under our previously existing Loan and Security Agreement with Oxford, dated as of July 31, 2014, including the applicable final payment fee due thereunder of $1 million. On   November 22, 2016, the funding conditions for the Tranche 2 Term Loan were satisfied; therefore we issued secured notes to the Oxford and SVB for aggregate gross proceeds of $5.0 million. On

March 29, 2017, the funding conditions for the Tranche 3 Term Loan were satisfied; therefore we issued secured notes to the Oxford and SVB for aggregate gross proceeds of $5.0 million. We may borrow the Tranche 4 Term Loan on or before December 31, 2017 if we receive PMA approval from the FDA for Eversense, and achieve trailing six-month revenue for the applicable period of measurement of at least $4.0 million. The maturity date for all Term Loans is June 1, 2020, or the Maturity Date.

The Term Loans bear interest at a floating annual rate of 6.31% plus the greater of (i) 90‑day U.S. Dollar LIBOR reported in the Wall Street Journal or (ii) 0.64%, provided that the minimum floor interest rate is 6.95%, and require monthly payments. The monthly payments initially consist of interest-only. After 18 months, the monthly payments will convert to payments of principal and monthly accrued interest, with the principal amount being amortized over the ensuing 30 months.

We may elect to prepay all Term Loans prior to the Maturity Date subject to a prepayment fee equal to 3.00% if the prepayment occurs within one year of the funding date of any Term Loan, 2.00% if the prepayment occurs during the second year following the funding date of any Term Loan, and 1.00% if the prepayment occurs more than two years after the funding date of any Term Loan and prior to the Maturity Date.

The Amended and Restated Loan and Security Agreement contains customary events of default, including bankruptcy, the failure to make payments when due, the occurrence of a material impairment on Oxford’s and SVB’s security interest over the collateral, a material adverse change, the occurrence  of a default under certain other agreements entered into by us, the rendering of certain types of judgments against us, the revocation of certain of our government approvals, violation of covenants, and incorrectness of representations and warranties in any material respect. Upon the occurrence of an event of default, subject to specified cure periods, all amounts owed by us would begin to bear interest at a rate that is 5.00% above the rate effective immediately before the event of default, and may be declared immediately due and payable by Oxford and SVB.

The secured notes are collateralized by all of our consolidated assets other than our intellectual property. The secured notes also contain certain restrictive covenants that limit our ability to incur additional indebtedness and liens, merge with other companies or consummate certain changes of control, acquire other companies, engage in new lines of business, make certain investments, pay dividends, transfer or dispose of assets, amend certain material agreements or enter into various specified transactions, as well as financial reporting requirements.

At maturity (or earlier prepayment), we are also required to make a final payment equal to 9.00% of the aggregate principal balances of the funded Term Loans. This fee is being accrued as additional interest expense over the term of the secured notes using the effective interest method. In the event that we achieve the requirements to borrow the Tranche 4 Term Loan, and elect not to borrow the tranche, we are obligated to pay the Oxford and SVB a non-utilization fee of 2.00% of the undrawn amounts.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may issue under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be issued independently or together with common stock, preferred stock or debt securities offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being  offered, including:

•	the offering price and aggregate number of warrants offered;
•	the currency for which the warrants may be purchased;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•	the terms of any rights to redeem or call the warrants;
•	the terms of any rights to force the exercise of the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire;
•	the manner in which the warrant agreements and warrants may be modified;
•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

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•	the terms of the securities issuable upon exercise of the warrants; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants to Purchase Common Stock

As of March 31, 2017, we had outstanding warrants to purchase 116,581 shares of common stock at an exercise price of $3.86 per share, which warrants expire June 30, 2026, warrants to purchase 63,025 shares of common stock at an exercise price of $2.38 per share, which warrants expire November 22, 2026, warrants to purchase 80,645 shares of common stock at an exercise price of $1.86 per share, which warrants expire on March 29, 2027, and warrants to purchase 167,570 shares of common stock at an exercise price of $1.79 per share, which warrants expire on November 2, 2020, July 14, 2021, and August 19, 2021. The number of shares of common stock issuable upon the exercise of each warrant is subject to adjustment from time to time upon the occurrence of specified events.

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LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the ‘‘holders’’ of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as ‘‘indirect holders’’ of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in ‘‘street name.’’ Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so.

Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect  holders is up to the legal holders.

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Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;
•	whether it imposes fees or charges;
•	how it would handle a request for the holders’ consent, if ever required;
•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under ‘‘—Special Situations When A Global Security Will Be Terminated.’’ As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or
•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an ‘‘at the market offering’’ as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of the NYSE-MKT or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•	to or through a market maker otherwise than on the NYSE-MKT or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, if any;
•	the purchase price of the securities and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.

We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NYSE-MKT may engage in passive market making transactions in the securities on the NYSE-MKT in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10‑K for the year ended December 31, 2016 as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on

Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2014 incorporated in this Prospectus by reference to the Annual Report on Form 10‑K for the year ended December 31, 2014 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You  can   also request copies of these documents by writing to the SEC and paying a fee for the copying cost.

You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC‑0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

We maintain a website at www.senseonics.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to ‘‘incorporate by reference’’ information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001‑37717. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10‑K for the fiscal year ended December 31, 2016 and filed with the SEC on February 23, 2017;
•	our Current Report on Form 8‑K filed with the SEC on January 26, 2017 and March 30, 2017; and

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

•

the description of our common stock, which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8‑A, filed with the SEC on March 11, 2016, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8‑K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this  prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10‑K, Quarterly Reports on Form 10‑Q and Current Reports on   Form 8‑K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: Senseonics Holdings, Inc., Attn: Investor Relations, 20451 Seneca Meadows Parkway, Germantown, MD 20876‑7005, telephone: (301)  515‑7260.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

$

% Convertible Senior Subordinated Notes due 2023

Prospectus  Supplement

Sole Manager

BTIG

January        , 2018

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.